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Universal Electronics, Inc.

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April 26, 2006
Dear Stockholder:
You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Universal Electronics Inc. to be held on Tuesday, June 13, 2006 at 4:00 p.m., Pacific Daylight Time, at the offices of the Company, 6101 Gateway Drive, Cypress, California 90630. We urge you to be present in person or represented by proxy at this Meeting of Stockholders.
You will be asked to consider and vote upon the election of members of the Company’s Board of Directors, the ratification of the Board of Directors’ engagement of the Company’s independent registered public accountants for the year ending December 31, 2006, and the approval of the Universal Electronics Inc. 2006 Stock Incentive Plan. Details of these proposals and a description of the general business, directors and management of Universal Electronics are set forth in the accompanying Proxy Statement. The Board of Directors unanimously recommends that stockholders vote to approve all of the proposals.
Whether or not you plan to attend the Annual Meeting in person, it is important that your shares are represented. Therefore, please promptly complete, sign, date, and return the enclosed proxy card in the accompanying envelope, which requires no postage if mailed within the United States. You are, of course, welcome to attend the Annual Meeting and vote in person even if you previously returned your proxy card.
On behalf of the Board of Directors and management of Universal Electronics Inc., we would like to thank you for all of your support.
Sincerely yours,
Paul D. Arling
Chairman and Chief Executive Officer
UNIVERSAL ELECTRONICS INC.
6101 Gateway Drive
Cypress, California 90630
714-820-1000
714-820-1010 Facsimile
www.uei.com

Notice of Annual Meeting of Stockholders to be Held on Tuesday, June 13, 2006
Proxy Statement
Annual Meeting of Stockholders
Introduction
Voting Rights and Proxy Information
Corporate Governance
PROPOSAL ONE: ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THE FOREGOING NOMINEES AS DIRECTORS OF THE COMPANY
Ownership of Company Securities
Summary Compensation Table for the Year Ended December 31, 2005
Stock Option Grants During The Year Ended December 31, 2005
Aggregated Stock Option Exercises and Year-End (December 31, 2005) Stock Option Values
Compensation Committee Report on Executive Compensation
Performance Chart
PROPOSAL TWO: APPOINTMENT OF AUDITORS
THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF SUCH APPOINTMENT
PROPOSAL THREE: APPROVAL OF THE UNIVERSAL ELECTRONICS INC. 2006 STOCK INCENTIVE PLAN
Equity Compensation Plan Information
Stockholder Proposals for 2006 Annual Meeting
Solicitation of Proxies
Form 10-K Annual Report
Appendix A
Appendix B
Appendix C

UNIVERSAL ELECTRONICS INC.
Corporate Headquarters:
6101 Gateway Drive
Cypress, California 90630
Notice of Annual Meeting of Stockholders
to be Held on Tuesday, June 13, 2006
The 2006 Annual Meeting of Stockholders of Universal Electronics Inc., a Delaware corporation (“Universal” or the “Company”), will be held on Tuesday, June 13, 2006 at 4:00 p.m., Pacific Daylight Time, at the Company’s offices, 6101 Gateway Drive, Cypress, California 90630. Doors to the meeting will be open at 3:30 p.m.
The meeting will be conducted:
1.	To consider and vote upon the following proposals (collectively, the “Proposals”), each of which is described in more detail in the accompanying Proxy Statement:

Proposal One: The election of Paul D. Arling as a Class I director to serve on the Board of Directors until the next Annual Meeting of Stockholders to be held in 2007 or until the election and qualification of his successor, and the election of Bruce A. Henderson, William C. Mulligan and J.C. Sparkman as Class II directors to serve on the Board of Directors until the Annual Meeting of Stockholders to be held in 2008, or until their respective successors are elected and qualified;

Proposal Two: Ratification of the appointment of Grant Thornton LLP, an independent registered public accounting firm, as the Company’s auditors for the year ending December 31, 2006; and

Proposal Three: Approval of the Universal Electronics, Inc. 2006 Stock Incentive Plan.

2.	To consider and act upon such other matters as may properly come before the meeting or any and all postponements or adjournments thereof.
Only stockholders of record at the close of business on April 14, 2006 will be entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.
April 26, 2006

Richard A. Firehammer, Jr.
Senior Vice President, General
Counsel and Secretary
Each Stockholder is Requested to Execute and Promptly Return the
Enclosed Proxy Card in the Enclosed Prepaid Envelope.

UNIVERSAL ELECTRONICS INC.
Proxy Statement
Annual Meeting of Stockholders
To be held on Tuesday June 13, 2006
Dated as of and Mailed on or about April 26, 2006
Introduction
This Proxy Statement (the “Proxy Statement”) is being furnished to stockholders of Universal Electronics Inc., a Delaware corporation (“Universal” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board” or the “Board of Directors”) from holders of record of the Company’s outstanding shares of common stock, par value $.01 per share (the “Company Common Stock”), as of the close of business on April 14, 2006 (the “Annual Meeting Record Date”) for use at the 2006 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Tuesday, June 13, 2006, at 4:00 p.m. (Pacific Daylight Time) at the Company’s offices, 6101 Gateway Drive, Cypress, California 90630 and at any adjournments or postponements thereof. This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about April 26, 2006. The world headquarters and principal executive offices of the Company are located at 6101 Gateway Drive, Cypress, California 90630.
Voting Rights and Proxy Information
Only the holders of shares of Company Common Stock as of the close of business on the Annual Meeting Record Date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Such holders of shares of Company Common Stock are entitled to one vote per share on any matter that may properly come before the Annual Meeting. The presence, either in person or by properly executed and delivered proxy, of the holders of a majority of the outstanding shares of Company Common Stock, as of the Annual Meeting Record Date, is necessary to constitute a quorum at the Annual Meeting and to permit action to be taken by the stockholders at such meeting. Under Delaware law, shares of Company Common Stock represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.
The affirmative vote of a plurality of shares of Company Common Stock present in person or represented by proxy at the Annual Meeting is required to elect any director nominated pursuant to Proposal One. One Class I director and three Class II directors will be elected at the Annual Meeting. Accordingly, the person who receives the largest number of votes cast for the Class I directorship will be elected, and the three persons who receive the largest number of votes cast for the three Class II directorships will be elected. Consequently, any shares not voted (whether by abstention, broker non-vote, or otherwise) as to Proposal One will have no impact on the election of directors, except to the extent that the failure to vote for one individual results in another individual receiving a larger number of votes. Thus, the withholding of a vote with respect to the election of a particular nominee for director will have the practical effect of a vote against that nominee.
Passage of Proposal Two or Three or any other question or matter properly brought before the Annual Meeting requires the approval of a majority of the shares of Company Common Stock present in person or represented by proxy at the Annual Meeting. An abstention with respect to any share will have the practical effect of a vote against Proposal Two , Three or any other question or matter properly brought before the Annual Meeting. A broker non-vote with respect to any share will not affect the passage of Proposal Two, Three or any other question or matter properly brought before the Annual Meeting, since the share is not considered present for voting purposes.
As of April 14 2006, there were 13,735,300 shares of Company Common Stock outstanding and entitled to vote at the Annual Meeting. The directors and executive officers of the Company intend to vote in accordance with the recommendations of the Board with respect to Proposals One, Two and Three, as well as any other question or matter properly brought before the Annual Meeting.

All shares of Company Common Stock represented at the Annual Meeting by properly executed and delivered proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated for any Proposal, such proxies will be voted in accordance with the recommendations of the Board as set forth herein with respect to such proposal.
If a quorum is not present at the time the Annual Meeting is convened or if for any other reason the Company believes that additional time should be allowed for the solicitation of proxies, the Company may adjourn the Annual Meeting with or without a vote of the stockholders. If the Company proposes to adjourn the Annual Meeting by a vote of the stockholders, the persons named in the enclosed form of proxy will vote all shares of Company Common Stock for which they have voting authority in favor of such adjournment.
Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with Computershare Investor Services, LLC in its capacity as transfer agent for the Company (the “Transfer Agent”), at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares of Company Common Stock and delivering it to the Transfer Agent at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to Computershare Investor Services, LLC, 2 North LaSalle Street, 3rd Floor, Chicago, IL 60602.
Corporate Governance
General
The Board believes that effective corporate governance is critical to the Company’s ability to create value for its stockholders and the Board has adopted policies intended to improve corporate governance. The Board will continue to monitor emerging developments in corporate governance and augment the Company’s policies and procedures when required or when the Board determines that such changes would benefit the Company and its stockholders. The Corporate Governance page of the Company’s website at www.uei.com provides access to the Company’s Corporate Governance Guidelines and the charters of the Board’s committees. To access the Corporate Governance page from the Company’s website home page at www.uei.com, select “About Us” at the top of the page, then select “Investor Relations” from the menu that appears (in order to reach the Investor page) and, finally, select “Corporate Governance” on the Investor page.
Corporate Governance Guidelines
The Board, acting on the recommendation of its Corporate Governance and Nominating Committee, has adopted corporate governance guidelines to promote the effective functioning of the Board and its committees, to promote the interests of stockholders, and to ensure a common set of expectations as to how the Board, its various committees, individual directors and management should perform their functions. These corporate governance guidelines are posted on the Corporate Governance page of the Company’s website at www.uei.com.
Committee Charters
The Board has three standing committees, as discussed below. Each of these committees, the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee, has adopted a written charter setting forth the purpose and responsibilities of the committee. The three charters are posted on the Company’s Corporate Governance page on its website at www.uei.com.

Code of Conduct
The Board has adopted a Code of Conduct applicable to all officers, directors and employees of the Company, including without limitation the Company’s principal executive officer, principal financial officer, principal accounting officer and controller. Any person subject to the Code of Conduct must avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, report all violations of the Code of Conduct and potential conflicts of interest and otherwise act with integrity and in the Company’s best interest. The Code of Conduct also includes procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Code of Conduct complies with the requirements of NASD and the Sarbanes-Oxley Act of 2002 and is posted on the Corporate Governance page of the Company’s website at www.uei.com. Any amendment to the Code of Conduct or waiver of its provisions with respect to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or any director will be promptly posted on the Company’s website.
Director Independence Standards
The Board has adopted Director Independence Standards to assist in determining the independence of each director. In order for a director to be considered independent, the Board must affirmatively determine that the director has no material relationship with the Company. In each case, the Board broadly considers all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, accounting, charitable and family relationships and such other criteria as the Board may determine from time to time. These Director Independence Standards are posted on the Corporate Governance page of the Company’s website at www.uei.com. The Board has determined that each of the four current Class II Directors, Messrs. Chahil, Henderson, Mulligan and Sparkman meets these standards and thus is independent and, in addition, satisfies the independence requirements of the Nasdaq Stock Market, Inc.
Communication with Directors
The Board has adopted a process by which shareholders and other interested parties may communicate with the Board, certain committee chairs or the non-management directors as a group by e-mail or regular mail. That process is described on the Corporate Governance page of the Company’s website at www.uei.com. Any communication by regular mail should be sent to Universal Electronics Inc., 6101 Gateway Drive, Cypress, California 90630, to the attention, as applicable, of the (i) Chair, Board of Directors; (ii) Chair, Audit Committee; (iii) Chair, Compensation Committee; (iv) Chair, Corporate Governance and Nominating Committee or (v) the Non-Management Directors, c/o Lead Director.
Stockholder Nominations for Director
The Board’s Corporate Governance and Nominating Committee (discussed below) actively seeks individuals to become Board members who have the highest personal and professional character and integrity, who possess appropriate characteristics, skills, experience and time to make a significant contribution to the Board, the Company and its stockholders, who have demonstrated exceptional ability and judgment, and who will be most effective, in the context of the whole Board and other nominees to the Board, in ensuring the success of the Company and representing stockholders’ interests. The Corporate Governance and Nominating Committee may employ professional search firms (for which it would pay a fee) to assist it in identifying potential Board members with the desired skills and disciplines. In April 2006, the Company through its Corporate Governance and Nominating Committee has retained a professional search firm to assist in identifying up to two (2) candidates to serve as members of the Company’s Board of Directors.
The Corporate Governance and Nominating Committee will consider stockholder recommendations for nominations for director on the same basis and in the same manner as it considers recommendations for nominations for director from any other source. Any stockholder may submit a nomination in writing to the Secretary of the Company, Universal Electronics Inc., 6101 Gateway Drive, Cypress, California 90630. Any stockholder recommendation must be received by December 29, 2006 for the election of directors at the 2007 Annual Meeting of Stockholders and must comply with the requirements of, and be accompanied by all the information required by, the Securities and Exchange Commission’s proxy rules and Article IV of the Company’s Amended and Restated By-laws (Article IV is included with this Proxy Statement as Appendix A).

PROPOSAL ONE: ELECTION OF DIRECTORS
General
The number of directors is presently set at nine and is divided into two classes. A director who is an employee of the Company and/or any subsidiary serves as a Class I Director and is elected each year at the Annual Meeting of Stockholders to serve a one-year term. A director of the Company who is not an employee serves as a Class II Director and is elected every even-numbered year at the Annual Meeting of Stockholders to serve a two-year term.
Five directors currently are serving; one is a Class I Director and four are Class II Directors, and there are four vacancies. The current Board vacancies were created by resignations in 1998, 1999 and 2002. The Company is retaining these vacancies to accommodate additional qualified directors who come to the attention of the Board. In April 2006, one of the Class II Directors, Mr. Chahil, advised the Corporate Governance and Nominating Committee of his intention to not seek reelection. In this notice, Mr. Chahil advised that he recently accepted new employment and that this new employment precluded him from sitting on outside boards. As such, after this Annual Meeting of Stockholders, assuming all those nominated are elected), there will be four members of the Board, one (1) Class I director, three (3) Class II directors and five (5) vacancies. In April 2006, the Company, through its Corporate Governance and Nominating Committee has retained a professional search firm to assist in identifying up to two (2) candidates to serve as members of the Company’s Board of Directors.
The term of the sole Class I Director and each of the Class II Directors expires at this year’s Annual Meeting. The Board has nominated and recommends the reelection of Mr. Arling as a Class I Director for a one-year term expiring at the 2007 Annual Meeting of Stockholders. In addition, the Board has nominated and recommends the reelection of each of Messrs. Henderson, Mulligan and Sparkman as a Class II Director for a two-year term expiring at the 2008 Annual Meeting of Stockholders.
The Board has determined that each of Messrs. Arling, Henderson, Mulligan and Sparkman meet these standards and each of Messrs. Henderson, Mulligan and Sparkman is independent and, in addition, satisfies the independence requirements of the Nasdaq Stock Market, Inc.
Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR Messrs. Arling, Henderson, Mulligan and Sparkman.
If elected, Mr. Arling and Messrs. Henderson, Mulligan and Sparkman have consented to serve as directors of the Company for a one-year and two-year term, respectively, and until their respective successors are elected and qualified. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in a manner intended to ensure the election of Messrs. Arling, Henderson, Mulligan and Sparkman. However, consistent with their authority, the proxy holders will determine the specific nominees for whom to vote, and in no event will they vote to fill more than five positions. Although it is not contemplated that any nominee will be unable to serve as director, in such event, the proxies will be voted by the proxy holders for such other person or persons as may be designated by the present Board. Information with respect to each nominee is set forth below.
Nominees for Election as Class I Directors

Paul D. Arling Chairman and Chief Executive Officer Director since 1996 Age: 43	Mr. Arling is Chairman and Chief Executive Officer of the Company. He has held the positions of Chairman since July 2001 and Chief Executive Officer since October 2000. He was the Company’s President from September 1998 until May 2001 when Robert P. Lilleness was hired as the Company’s President and Chief Operating Officer. He was the Company’s Chief Operating Officer from September 1998 until his promotion to Chief Executive Officer in October 2000. He was the Company’s Senior Vice President and Chief Financial Officer from May 1996 until August 1998. Prior to joining the Company, from 1993 through May 1996, he served in various capacities at LESCO, Inc. (a manufacturer and distributor of professional turf care products) with the most recent being Acting Chief Financial Officer. At the 2005 Annual Meeting of Stockholders, Mr. Arling was reelected as a Class I Director of the Company to serve until the 2006 Annual Meeting of Stockholders.
Nominees for Election as Class II Directors

Bruce A. Henderson Director since 1996 Member: Audit Committee (Chairman) Compensation Committee Age: 57	Since May 2004, Mr. Henderson has served as Chief Executive Officer of Imation Corp (a manufacturer and supplier of magnetic and optical removable data storage media). Mr. Henderson is also Imation’s Chairman of the Board, a position he has held since June 2004. Prior to joining Imation, from November, 2001, Mr. Henderson served as Chief Executive Officer of Edgecombe Holdings, LLC (a private investment company). In February 1999, following the merger of BTR plc and Siebe plc, through November 2001, he served as Chief Executive of Invensys Controls and subsequently Chief Executive of Invensys Software Systems, both divisions of Invensys plc (a UK engineering company in the high value-added controls and automation systems industry) . From 1995 until February 1999, Mr. Henderson served as President of the Appliance Controls division of Siebe plc. Mr. Henderson is co-author of Lean Transformation: How to Transform Your Business Into a Lean Enterprise and A Workbook for Assessing Your Lean Transformation. He also serves as a director of the Lean Enterprise Institute. Mr. Henderson is also a member of the Board of Trustees of the Virginia Commonwealth University, School of Engineering Foundation.

At the 2004 Annual Meeting of Stockholders, Mr. Henderson was reelected as a Class II Director of the Company to serve until the 2006 Annual Meeting of Stockholders.

William C. Mulligan Director since 1992 Member: Audit Committee Corporate Governance and Nominating Committee (Chairman) Age: 53	Mr. Mulligan is a Managing Director with Primus Venture Partners (a Cleveland-based venture capital partnership), which position he has held since 1985. Mr. Mulligan serves on the board of directors of Golf Galaxy, Inc., a publicly held golf specialty retailer, where he also serves as a member of the Audit Committee and the Nominating and Governance Committee. Mr. Mulligan also serves on the boards of directors of several privately held companies.

At the 2004 Annual Meeting of Stockholders, Mr. Mulligan was reelected as a Class II Director of the Company to serve until the 2006 Annual Meeting of Stockholders.

J. C. Sparkman Director since 1998 Member: Compensation Committee (Chairman) Audit Committee Corporate Governance and Nominating Committee Age: 73	Mr. Sparkman served as Executive Vice President and Chief Operating Officer of Tele-Communications, Inc. (“TCI”) from 1987 until his retirement in 1995. He is a director of Shaw Communications, Inc., where he also serves as a member of the Human Resources and Compensation Committee and the Executive Committee. Mr. Sparkman also is a director of Liberty Global, Inc., a publicly held international cable operator, where he also serves as a member of the Compensation Committee.

At the 2004 Annual Meeting of Stockholders, Mr. Sparkman was elected as a Class II Director of the Company to serve until the 2006 Annual Meeting of Stockholders.

Vote Required
Approval of the election of the nominees is subject to the affirmative vote of a plurality of shares of Company Common Stock present in person or represented by proxy at the Annual Meeting.
THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THE FOREGOING NOMINEES AS DIRECTORS OF THE COMPANY.
Meetings and Committees of the Board of Directors
The Board is responsible for establishing broad corporate policies and for the overall performance of the Company. Generally, directors discharge their responsibilities at Board and committee meetings. During 2005, the Board met four times and acted twice by unanimous written consent. All Directors attended 100% of the meetings of the Board and the committees on which he served during 2005. The Company encourages each director to attend each annual meeting of stockholders, however, since attendance by our stockholders at these meetings has historically been via proxy and not in person, the Company’s outside directors have not regularly attended these meetings. At the 2005 Annual Meeting of Stockholders, no stockholder attended in person and only one director was present.
The Board appoints committees to help carry out its duties. Board committees work on important issues in greater detail than would be possible at a full meeting of the Board. The Board has three standing committees: (i) Audit, (ii) Compensation, and (iii) Corporate Governance and Nominating. The members of each committee are appointed by the Board and serve at its discretion. A majority of the members of any committee constitutes a quorum, and the acts of a majority of the members present, or acts approved in writing by all of the members, are acts of that committee. Only independent directors serve on the Audit, Compensation and Corporate Governance and Nominating Committees.
Audit Committee. During 2005, the members of the Audit Committee were Mr. Henderson (Chairman of the Committee), Mr. Mulligan, and Mr. Sparkman, none of whom was an officer or employee of the Company or any of its subsidiaries. Each member of the Audit Committee was independent, as independence is defined in Rule 4200(a)(13) of the listing standards of the National Association of Securities Dealers, Inc. Mr. Mulligan is a financial expert. No member of the Audit Committee receives any compensation from the Company, except fees for service as a Director.
The Audit Committee’s functions include meeting with the Company’s independent registered public accounting firm and management representatives, making recommendations to the Board regarding the appointment of the independent registered public accounting firm, approving the scope of audits and other services to be performed by the independent registered public accounting firm, establishing pre-approval policies and procedures for all audit, audit-related, tax, and other fees to be paid to the independent registered public accounting firm, considering whether the performance of any professional service by the registered public accountants could impair their independence, and reviewing the results of external audits, the accounting principles applied in financial reporting, and financial and operational controls. The Board has adopted a written charter for the Audit Committee, a copy of which is available on the Corporate Governance page of the Company’s website at www.uei.com.
During 2005, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Committee received periodic updates provided by management at each regularly scheduled Committee meeting. The Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for their evaluation in fiscal 2006. In addition, the independent registered public accountants have unrestricted access to the Audit Committee and vice versa. During 2005, the Audit Committee met six times.

Current Accountants. On August 25, 2005, the Company engaged Grant Thornton LLP (“GT”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005. The decision to engage GT was approved by the Audit Committee of the Company’s Board of Directors.
The following table sets forth fees billed to the Company for the year ended December 31, 2005 by the Company’s independent registered public accounting firm, Grant Thornton LLP. GT did not represent the Company during the year ended December 31, 2004, and, accordingly, did not bill fees to the Company for that year.

For the year ended
12/31/2005
Audit Fees (1)	$1,054,000
Tax Fees	0
All Other Fees	0

$1,054,000

(1)	Includes fees for professional services rendered for the audit of the Company’s consolidated financial statements, the audit of management’s assessment of internal control over financial reporting and the effectiveness of internal control, reviews of the interim financial statements included in quarterly reports on Form 10-Q and services that are normally provided by the Company’s independent registered public accounting firm in connection with statutory and regulatory filings.
Former Accountants On August 25, 2005, the Company dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm. The decision to dismiss PwC was approved by the Audit Committee of the Board of Directors of the Company.
PwC’s reports on the Company’s financial statements as of and for the fiscal years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.
During the fiscal years ended December 31, 2004 and 2003 and through August 25, 2005, there was no disagreement with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of PwC, would have caused it to make reference thereto in its report on the Company’s financial statements for such years.
During the fiscal years ended December 31, 2004 and 2003 and through August 25, 2005, there were no “reportable events,” as described in Item 304(a)(1)(v) of Regulation S-K.
During the fiscal years ended December 31, 2004 and 2003 and through August 25, 2005, neither the Company nor any person acting on its behalf consulted GT regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) a matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K and the related Instructions to Item 304, or a “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.
The following table sets forth fees billed to the Company for the years ended December 31, 2005 and 2004 by the Company’s former independent registered public accounting firm, PwC:

	For the year ended
	12/31/2005	12/31/2004
Audit Fees (1)	$125,500	$1,075,000
Tax Fees (2)	55,225	54,000
All Other Fees (3)	1,500	31,000

	$182,225	$1,160,000

(1)	In 2005, the “Audit Fees” line includes fees for the review of the first and second quarter reports on Form 10-Q. In 2004, this line includes fees for professional services rendered for the audit of the Company’s consolidated financial statements, the audit of management’s assessment of internal control over financial reporting and the effectiveness of internal control, reviews of the interim financial statements included in quarterly reports on Form 10-Q and services that are normally provided by the Company’s independent registered public accounting firm in connection with statutory and regulatory filings.

(2)	In 2005, the “Tax Fees” line includes fees for work performed on the Franchise Tax Board’s audit of the Company’s 1999 and 2000 tax returns as well as work performed related to the IRS audit of the Company’s 2002 and 2003 tax returns. In 2004, this line reflects fees for professional services rendered for assistance in preparation of our estimated tax payments, extensions, research and development credit analysis and transfer pricing studies during our transition to a new professional service firm.

(3)	In 2004, the “All Other Fees” line is composed primarily of due diligence services performed related to the acquisition of SimpleDevices Inc. in 2004.
In making its determination regarding the independence of PwC, the Audit Committee considered whether the services described under “All Other Fees” were compatible with maintaining the independence of PwC. All audit, tax, and other services were pre-approved by the Audit Committee for engagements after May 6, 2003. The Audit Committee Report is included as Appendix B to this Proxy Statement.
Compensation Committee. During 2005, the members of the Compensation Committee were Mr. Sparkman (Chairman of the Committee), Mr. Henderson and Mr. Chahil (Mr. Chahil became a member of the Compensation Committee on April 21, 2005), none of whom was an officer or employee of the Company or any of its subsidiaries. Each member of the Compensation Committee was independent as defined in Rule 4200(a)(13) of the listing standards of the National Association of Securities Dealers, Inc. The Compensation Committee functions include making recommendations to the Board on policies and procedures relating to executive officers’ compensation and various employee stock plans and approving individual salary adjustments and stock awards in those areas. The Compensation Committee also makes recommendations regarding the compensation of our directors. During 2005, the Compensation Committee met four times. A copy of the Compensation Committee Charter is available on the Corporate Governance page of the Company’s website at www.uei.com.
Corporate Governance and Nominating Committee. During 2005, the members of the Corporate Governance and Nominating Committee were Mr. Mulligan (Chairman of the Committee), Mr. Sparkman and Mr. Chahil (Mr. Chahil became a member of the Compensation Committee on April 21, 2005) none of whom was an officer or employee of the Company or any of its subsidiaries. Each member of the Corporate Governance and Nominating Committee was independent as defined in Rule 4200(a)(13) of the listing standards of the National Association of Securities Dealers, Inc.
The Corporate Governance and Nominating Committee consider Board nominees to the extent permitted under, and made pursuant to the procedures established by, Article IV of the Company’s Amended and Restated By-laws. Procedures for stockholder nominations are discussed above under the caption “Corporate Governance — Stockholder Nominations for Director.”
The Corporate Governance and Nominating Committee also fulfills an advisory function with respect to a range of matters affecting the Board and its committees, including making recommendations with respect to qualifications of director candidates, the selection of committee assignments and chairs, and related matters affecting the functioning of the Board. During 2005, the Corporate Governance and Nominating Committee met two times. A copy of the Corporate Governance and Nominating Committee Charter is available on the Corporate Governance page of the Company’s website at www.uei.com.
Compensation of Directors
In June 2004, the Company’s stockholders adopted the 2004 Directors Compensation Plan, pursuant to which each Class II director is to receive an annual cash retainer equal to $25,000, a fee of $1,500 for each board meeting attended in excess of four each year (determined fiscally, July through June each year), a fee of $1,000 for each committee meeting attended, a fee of $10,000 for each committee chaired, and an award of 5,000 shares of Company Common Stock; the stock awards vest ratably each quarter.

Pursuant to the 2004 Directors Compensation Plan, during 2005 each Class II Director was paid the following:

			BOD	Committee		Committee		Company
Name	Total Cash	Annual Retainer	Meeting Fee(1)	Meeting Fee		Chair Fee		Stock Award
Mr. Chahil	$27,500	$25,000	$1,500	$1,000	(2)	$0		5,000 shs.
Mr. Henderson	$46,500	$25,000	$1,500	$10,000	(3)	$10,000	(3)	5,000 shs.
Mr. Mulligan	$44,500	$25,000	$1,500	$8,000	(4)	$10,000	(4)	5,000 shs.
Mr. Sparkman	$48,500	$25,000	$1,500	$12,000	(5)	$10,000	(5)	5,000 shs.

(1)	For the fiscal year July 2004 – June 2005, the Board met five times, thus each Class II director received the $1,500 meeting fee for one meeting during this time period.

(2)	During 2005, Mr. Chahil attended one Compensation Committee meeting.

(3)	During 2005, Mr. Henderson attended four Compensation Committee meetings and six Audit Committee meetings. Mr. Henderson is Chairman of the Audit Committee.

(4)	During 2005, Mr. Mulligan attended six Audit Committee meetings and two Corporate Governance and Nominating Committee meetings. Mr. Mulligan is Chairman of the Corporate Governance and Nominating Committee.

(5)	During 2005, Mr. Sparkman attended four Compensation Committee meetings, six Audit Committee meetings, and two Corporate Governance and Nominating Committee meetings. Mr. Sparkman is Chairman of the Compensation Committee.
A Class I Director who is an officer of the Company receives no additional compensation for his service as a director. However, all directors are reimbursed for travel expenses and other out-of-pocket costs incurred to attend meetings.
Ownership of Company Securities
The Company Common Stock is the only outstanding class of equity securities of the Company. Ownership as of March 31, 2006 of the Company Common Stock by each director/nominee, each executive officer named in the Executive Compensation tables below, and by all directors and executive officers of the Company as a group, and any person known to the Company to be the beneficial holder of more than five percent of the Company Common Stock, is as follows:

	Shares of		% of Shares
	Common Stock		Issued
	Beneficially Owned		of
Name and Address (1)	As of March 31, 2006		March 31, 2006
Directors and Nominees
Paul D. Arling	624,300	(2)	3.64%
Satjiv S. Chahil	38,440	(3)	*
Bruce A. Henderson	51,179	(4)	*
William C. Mulligan	70,503	(5)	*
J.C. Sparkman	106,007	(6)	*

Non-Director Executive Officers
Robert P. Lilleness	255,573	(7)	1.49%
Paul J. M. Bennett	130,200	(8)	*
Richard A. Firehammer Jr.	56,539	(9)	*
Bryan M. Hackworth	6,500	(10)	*

All Directors and Executive Officers as a Group (9 persons)	1,339,241	(11)	7.81%

Beneficial Owners of More than 5% of the Outstanding Company Stock
Olstein & Associates, L.P.	1,267,000	(12)	7.39%
The Olstein Funds	1,144,600	(13)	6.68%
Lord, Abbett & Co., LLC	1,324,023	(14)	7.72%
Royce & Associates, LLC	849,300	(15)	4.95%
Wells Fargo & Company	758,525	(16)	4.42%

*	Less than one percent.
(1)	The address for each Director/Nominee and each Non-Director Executive Officer listed in this table is c/o Universal Electronics Inc., 6101 Gateway Drive, Cypress, California 90630. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, to the knowledge of the Company, each stockholder named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by that stockholder.

(2)	Includes 612,800 subject to options exercisable within 60 days. Also includes 1,000 shares held by Mr. Arling’s wife as to which Mr. Arling disclaims beneficial ownership.

(3)	Includes 19,690 shares subject to options exercisable within 60 days.

(4)	Includes 43,471 shares subject to options exercisable within 60 days.

(5)	Includes 43,471 shares subject to options exercisable within 60 days.

(6)	Includes 43,471 shares subject to options exercisable within 60 days.

(7)	Includes 255,573 shares subject to options exercisable within 60 days.

(8)	Includes 115,000 shares subject to options exercisable within 60 days.

(9)	Includes 56,539 shares subject to options exercisable within 60 days.

(10)	Includes 17,500 shares subject to options exercisable within 60 days.

(11)	Includes 1,196,515 shares subject to options exercisable within 60 days.

(12)	As reported on Schedule 13G/A as filed on February 10, 2006 with the Securities and Exchange Commission by Olstein & Associates, L.P., a New York limited partnership, with its principal business office at 4 Manhattanville Road, Purchase, New York 10577.

(13)	As reported on Schedule 13G/A as filed on February 10, 2006 with the Securities and Exchange Commission by The Olstein Funds, a Delaware investment company, with its principal business office at 4 Manhattanville Road, Purchase, New York 10577

(14)	As reported on Schedule 13G as filed on February 14, 2006 with the Securities and Exchange Commission by Lord, Abbett & Co., LLC, a New York investment advisor company, with its principal business office at 90 Hudson Street, Jersey City, New Jersey 07302

(15)	As reported on Schedule 13G/A as filed on February 1, 2006 with the Securities and Exchange Commission by Royce & Associates, LLC, a New York investment adviser company, with its principal business office at 1414 Avenue of the Americas, New York, New York 10019

(16)	As reported on Schedule 13G as filed on March 7, 2006 with the Securities and Exchange Commission by Wells Fargo & Company, a Delaware holding company, with its principal business office at 420 Montgomery Street, San Francisco, CA 94104
Executive Officer Compensation
Summary of Compensation
Table I below sets forth a summary of the compensation paid by the Company to its chief executive officer and the four additional most highly compensated executive officers of the Company (“Named Executive Officers”) during the periods indicated.
TABLE I
Summary Compensation Table for the Year Ended December 31, 2005

					Long Term
		Annual		Other	Compensation
		Compensation (1)		Annual	Awards	All Other
		($)		Compensation	(#)	Compensation ($)
Name and Principal Position	Year	Salary	Bonus (2)	($)	Stock Options (3)	(4)
Paul D. Arling	2005	$420,000	$16,000	—	80,000	$56,856
Chairman and Chief Executive	2004	420,000	504,000	—	80,000	54,084
Officer	2003	424,531	283,100	—	—	6,000

Robert P. Lilleness	2005	300,000	—	—	50,000	181,273
President and Chief Operating	2004	300,000	300,000	—	50,000	25,293
Officer	2003	304,135	171,000	—	—	6,000

Summary Compensation Table for the Year Ended December 31, 2005

					Long Term
		Annual		Other	Compensation
		Compensation (1)		Annual	Awards	All Other
		($)		Compensation	(#)	Compensation ($)
Name and Principal Position	Year	Salary	Bonus (2)	($)	Stock Options (3)	(4)
Paul J. M. Bennett	2005	267,704	—	29,193	20,000	15,649
Senior Vice President and	2004	267,490	160,521	38,595	40,000	15,631
Managing Director, Europe	2003	220,466	112,488	30,000	—	13,000

Richard A. Firehammer Jr.	2005	175,000	—	—	20,000	161,494
Senior Vice President, General	2004	175,000	120,000	—	10,000	28,645
Counsel and Secretary	2003	181,151	79,200	—	—	185,473

Bryan M. Hackworth	2005	151,000	—	—	11,000	19,955
Corporate Controller, Chief	2004	69,712	50,000	16,965	15,000	5,471
Accounting Officer	2003	—	—	—	—	—

(1)	Excludes certain perquisites and other amounts that for any executive officer did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for such executive officer.

(2)	Bonus includes the amount of cash bonus earned during the relevant year. Actual pay out of bonuses may occur in a following year.

(3)	Awards referenced above represent options to purchase shares of the Company Common Stock granted during the relevant year.

(4)	For 2005, All Other Compensation was composed of the following items:

				Grossed-UP	Gross-Up for
				Payment for	Taxes Related
				Interest and	to Key Person
	401(k)	Pension	Gain from	Taxes Related	Life
	Company	and Medical	Stock Option	to Secured	Insurance
	Contributions	Premiums	Exercise	Note	Policy	Totals
Paul D. Arling	$7,000	$12,955	$—	$11,035	$25,866	$56,856
Robert P. Lilleness	7,000	10,223	154,185	—	9,865	181,273
Paul J. M. Bennett	—	15,649	—	—	—	15,649
Richard A. Firehammer Jr.	7,000	11,983	130,496	—	12,015	161,494
Bryan M. Hackworth	7,000	12,955	—	—	—	19,955
Stock Options and Stock Appreciation Rights
Grant of Stock Options. The following table sets forth details regarding stock options granted to the Named Executive Officers during 2005. The Company has never granted stock appreciation rights. In addition, in accordance with Securities and Exchange Commission (“SEC”) rules, the table shows the hypothetical gains or “option spreads” that would exist for the respective options. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term. The actual value, if any, an executive may realize will depend on the spread between the market price and the exercise price on the date the option is exercised.

TABLE II
Stock Option Grants During The Year Ended December 31, 2005

					Potential realizable value at
		% of Total			Assumed Annual Rates of
		Options			Stock Appreciation for the
	Stock Options	Granted to	Exercise		Option Term (4)
	Granted (1), (5)	Employees	price (2)	Expiration	($)
	(#)	in 2004	($/Share)	Date (3)	5%	10%
Paul D. Arling	80,000	12.69%	$17.59	1/21/2015	$884,729	$2,242,077
Robert P. Lilleness	50,000	7.93%	17.59	1/21/2015	552,956	1,401,298
Paul J.M. Bennett	20,000	3.17%	17.59	1/21/2015	221,182	560,519
Richard A. Firehammer Jr.	20,000	3.17%	17.59	1/21/2015	221,182	560,519
Bryan M. Hackworth	11,000	1.74%	17.59	1/21/2015	121,650	308,286

(1)	Under its various stock incentive plan, the Company may grant to eligible employees non-qualified stock options. During 2005, the Company granted a total of 630,500 options to employees.

(2)	Under all stock option plans, the option purchase price is equal to the fair market value at the date of the grant.

(3)	If an optionee ceases to be an employee, other than by reason of death or disability, while holding an exercisable option, the option will generally terminate if not exercised within the following 90 to 180 days (depending upon the Plan from which the option is granted). If the optionee’s employment ceases without “cause” or as a result of a “constructive termination”, each as defined in the Plan, all options shall be immediately exercisable and, if the optionee’s employment ceases within 18 months to two years (depending upon the Plan from which the option is granted) of such constructive termination, then the optionee shall be permitted to exercise the options at any time until the expiration of the option in accordance with its original term. Stock options are not transferable except that under all Plans if an optionee dies while an employee of the Company or within one year after becoming disabled, a legal representative or legatee may exercise the option, to the extent not already exercised, at any time up to one year from the date of death or, if shorter, the expiration of the option in accordance with its original term.

(4)	In accordance with SEC rules, these columns show gains that might exist for the respective options, assuming the market price of the Company’s Stock appreciates from the date of the grant over a period of ten years at the annualized rates of five and ten percent, respectively. If the stock price does not increase above the exercise price at the time of the exercise, realized value to the named officers from these options will be zero. There can be no assurance that the amounts reflected in this table or the associated rates of appreciation will be achieved.

(5)	Options were granted pursuant to various Universal Electronics Inc. incentive stock plans and vest over four years on the anniversary date of the grant at a rate of 25% per year and have ten-year terms.
Aggregated Stock Option Exercises and Year-End Values. Table III below sets forth, on an aggregated basis, information regarding the exercise, during 2005, of options to purchase Company Common Stock by the Company’s Named Executive Officers and the value on December 31, 2005 of all unexercised stock options held by such individuals.

TABLE III
Aggregated Stock Option Exercises and Year-End (December 31, 2005)
Stock Option Values

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised Stock		In-the-Money Stock Options
	Acquired on	Value	Options at Year End		at Year End (1)
	Exercise	Realized	(#)		($)
Name	#	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Paul D. Arling	—	—	612,800	120,000	$4,104,304	$361,600
Robert P. Lilleness	16,579	$154,185	255,573	100,000	699,233	445,500
Paul J. M. Bennett	—	—	115,000	37,500	779,936	114,950
Richard A. Firehammer Jr.	20,661	$130,496	56,539	22,500	219,014	45,200
Bryan M. Hackworth	—	—	6,500	19,500	5,513	16,538

Total	37,240	$284,681	1,046,412	299,500	$5,808,000	$983,788

(1)	Based on a per share price for Company Common Stock of $17.23, which reflects the closing price of the Company’s Common Stock as reported on The NASDAQ Stock Market on December 30, 2005.
Employment Agreements
Mr. Arling. On April 23, 2003, the Company and Mr. Arling entered into an employment agreement with a three-year term that, unless terminated by either party in accordance with the terms of the agreement, automatically renews for successive one-year terms. In October 2005, the parties agreed to extend the expiration date of this employment agreement to April 30, 2009, and amended the agreement to provide Mr. Arling a stay bonus. The stay bonus is $200,000, and will be paid to Mr. Arling on the earlier of (i) December 15, 2007 (if he is still employed by the Company on that date), (ii) the effective date of his termination of employment with the Company, if done without cause (as defined in the employment agreement), or (iii) on the effective date of Mr. Arling’s election to terminate his employment for “good reason” (as defined in the employment agreement).
The current agreement requires that, during its term, Mr. Arling must (i) devote his full working time and energy to the Company, (ii) refrain from disclosing and/or using any of the Company’s trade secrets and proprietary information, and (iii) during the term of the agreement and for a period of two (2) years thereafter, refrain from soliciting certain of the Company’s large customers or any key employees. The agreement also increased Mr. Arling’s annual base salary for 2003 to $420,000 (an increase of 5% over his 2002 annual base salary), with the opportunity to receive increases (but not decreases) in such annual salary as determined and set by the Compensation Committee in accordance with plans and policies established by that committee. Mr. Arling’s 2003 base salary of $420,000 was not increased for 2004, 2005 or 2006. Mr. Arling may earn an annual bonus payable at or near the end of each fiscal year in an amount equal to a percentage of his base salary in accordance with the method established by the Compensation Committee (see “Compensation Committee Report on Executive Compensation — Annual Bonus Incentives”). Mr. Arling did not receive an annual bonus for 2005. The agreement also permits the Company to award a discretionary bonus to Mr. Arling as determined by the Compensation Committee. Mr. Arling did not receive a discretionary bonus in 2005, although he was provided a stay bonus when his employment agreement was amended (as explained above). The agreement further provides for the grant of options to acquire shares of Company Common Stock as determined by the Compensation Committee. In January 2005, Mr. Arling received a stock option grant to acquire up to 80,000 shares of Company Common Stock (see “COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION – Common Stock Incentives”).
Neither the current agreement, nor the amendment, modified the $200,000 non-recourse interest bearing secured loan provided to Mr. Arling by the earlier agreement. The loan was used by Mr. Arling for the acquisition of his primary residence in Southern California. The loan bears interest at the rate of 5.28% per annum, which interest is payable annually to the Company on each December 13th. The loan is secured by the primary residence purchased by Mr. Arling, and the principal is payable on the earlier of (i) December 15, 2007, (ii) within twelve (12) months following a demand from the Company if Mr. Arling shall cease (for whatever reason) to be an employee of the Company or upon the occurrence of an Event of Default (as such term is defined in the promissory note evidencing the loan) or (iii) on the closing of a sale or transfer by Mr. Arling or his spouse of all or any part of their primary residence in Southern California that secures the loan, including without limitation any sale or transfer of any interest therein (including any beneficial interest therein) without the Company’s prior written consent, which consent will not be unreasonably withheld. Also, in accordance with the new agreement, Mr. Arling receives a grossed-up payment to assist him in payment of interest on the loan and certain amounts of his taxes resulting from this payment. As of March 31, 2006, the entire principal amount of $200,000 was owed by Mr. Arling to the Company. The agreement further entitles Mr. Arling to participate in benefits plans of the Company in effect from time to time and for other customary benefits.
If during the term of the agreement Mr. Arling should resign for “good reason” (as such term is defined in the agreement), Mr. Arling will receive salary, bonus, other incentive compensation and perquisites, and may continue to participate in Company benefit plans, for an 18-month period following such resignation (twenty-four (24) months if such resignation is due to a “Change in Control,” as such term is defined in the agreement).
Mr. Robert P. Lilleness. In April 2003, the Company and Mr. Lilleness entered into an employment agreement with a three-year term that, unless terminated by either party in accordance with the terms of the agreement, automatically renews for successive one-year terms. On December 12, 2005, Mr. Lilleness was advised by the Company of the Company’s desire to not allow the agreement to renew. As such, at the end of business on April 30, 2006, Mr. Lilleness’ employment agreement with the Company will terminate in accordance with its terms. Thereafter, Mr. Lilleness will continue his employment with the Company as an employee-at-will. Until it terminates at the end of business on April 30, 2006, Mr. Lilleness’ employment agreement provides that he is to be employed as the Company’s President and Chief Operating Officer and, during the term of the agreement, is to (i) devote his full working time and energy to the Company, (ii) refrain from disclosing and/or using any of the Company’s trade secrets and proprietary information, and (iii) during the term of the agreement and for a period of two (2) years thereafter, refrain from soliciting certain of the Company’s customers and/or competitors or any key employees. The agreement also set Mr. Lilleness’ annual base salary at $300,000, unchanged from November 2002, with the opportunity to receive increases (but not decreases) in such annual salary as determined and set by the Compensation Committee in accordance with plans and policies established by that committee. Mr. Lilleness’ 2003 base salary of $300,000 was not increased for 2004, 2005, or 2006. Mr. Lilleness may earn an annual bonus payable at or near the end of the each fiscal year in an amount equal to a percentage of his base salary in accordance with the method established by the Compensation Committee (see “Compensation Committee Report on Executive Compensation — Annual Bonus Incentives”). Mr. Lilleness did not receive an annual bonus for 2005. The agreement also permits the Company to award a discretionary bonus to Mr. Lilleness as determined by the Compensation Committee. Mr. Lilleness did not receive a discretionary bonus in 2005. The agreement further provides for the grant of options to acquire shares of Company Common Stock as determined by the Compensation Committee. In January 2005, Mr. Lilleness received a stock option grant to acquire up to 50,000 shares of Company Common Stock (see “COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION – Common Stock Incentives”). The agreement further entitles Mr. Lilleness to participate in benefit plans of the Company in effect from time to time and for other customary benefits.
If during the term of the agreement Mr. Lilleness should resign for “good reason” (as such term is defined in the agreement), Mr. Lilleness will receive salary, bonus, other incentive compensation and perquisites, and may continue to participate in Company benefit plans, for an 18-month period following such resignation (twenty-four (24) months if such resignation is due to a “Change in Control” as such term is defined in the agreement).
On March 3, 2006, the Company and Mr. Lilleness entered into a Change in Control and Salary Continuation Agreement (see “Salary Continuation Agreements” below). This agreement was extended to Mr. Lilleness to replace certain obligations of the Company to Mr. Lilleness that will be lost upon the termination of his employment agreement on April 30, 2006.
Mr. Paul J.M. Bennett. On June 16, 1996, the Company’s subsidiary, Universal Electronics B.V. (formerly known as One For All, B.V.), entered into an employment agreement with Mr. Bennett. The Company believes that the agreement contains terms and provisions that are typical of these types of agreements in The Netherlands. Mr. Bennett’s compensation is split among the various Universal Electronics B.V. subsidiaries for which Mr. Bennett devotes his time. By the agreement, Mr. Bennett receives a base salary (paid in euros), which may be increased as determined and set by the Compensation Committee in accordance with plans and policies established by that committee. Mr. Bennett’s 2005 base salary of €213,480 was not increased for 2006. By the agreement, Mr. Bennett is entitled to earn an annual bonus payable at or near the end of the Company’s fiscal year in an amount equal to a percentage of his base salary, provided that certain earnings targets are met. Mr. Bennett did not receive an annual bonus for 2005. The agreement further entitles Mr. Bennett to receive use of a Company-paid automobile, participate in benefit plans of the Company in effect from time to time and for other customary benefits. Mr. Bennett has also received a salary continuation agreement from the Company (see “Salary Continuation Agreements” below).
Salary Continuation Agreements. Messrs. Lilleness, Bennett, Firehammer and certain other officers of the Company have salary continuation agreements with the Company (each, an “SCA”). Each SCA takes effect upon the occurrence of certain triggering events (as defined in the agreements). When effective, each SCA operates as an employment agreement providing for a term of employment with the Company for a period ranging from twelve (12) to eighteen (18) months (twenty-four (24) to thirty-six (36) months in the event of a hostile acquisition). In addition, each SCA provides that the executive or other officer would receive increases in salary and bonuses during the term of the SCA in accordance with the Company’s standard policies and practices; however, in no event would such base salary and bonus be less than the base salary and bonus such executive or other officer received in the year immediately preceding the effective date of the SCA. Further, each SCA provides that the executive or other officer will be entitled to receive stock option grants and to otherwise participate in the Company’s incentive compensation and benefits plans and other customary benefits programs in effect from time to time, but in no event would such participation be less than that provided such executive or other officer immediately prior to the effective date of the SCA.
Under each SCA, if the Company terminates the executive’s or other officer’s employment for reasons other than the executive’s or officer’s death or disability or for “cause” (as such term is defined in each SCA) or the executive or officer resigns for “good reason” (as such term is defined in each SCA, which definition includes resigning in connection with the occurrence of a change in control), the executive or other officer would receive, in one lump sum, an amount equal to salary, bonus and other incentive compensation (including the cash value of all options held by such executive or other officer, as options become immediately fully vested on the executive’s or officer’s termination or resignation date) and to continue all health, disability and life insurance benefits for periods ranging from twelve (12) to eighteen (18) months (twenty-four (24) to thirty-six (36) months in the event of a hostile acquisition) following such termination or resignation.
Certain Relationships and Related Transactions
See “Employment Agreements – Mr. Arling” above for a discussion of his indebtedness to the Company.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires any person who is a director or officer of the Company, or the beneficial owner of more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and The Nasdaq Stock Market. Such persons are further required to furnish the Company with copies of all such forms they file. Based solely on the Company’s review of the copies of such forms it has received, the Company has determined that all of the filings required to be filed pursuant to Section 16(a) have been filed, except that Messrs. Arling and Firehammer each was delinquent with one Form 4 filing with respect to reporting one stock option grant from the Company; Mr. Lilleness was delinquent with two Form 4 filings, one with respect to reporting one stock option grant from the Company and the other pertaining to two “cashless” exercises and sales of Company stock pursuant to stock option exercises; Messrs. Chahil, Mulligan and Sparkman each was delinquent with one Form 4 filing with respect to reporting one stock issuance from the Company pursuant to the Company’s 2004 Directors Compensation Plan; and Mr. Henderson was delinquent with five Form 4 filings with respect to reporting one stock issuance from the Company pursuant to the Company’s 2004 Directors Compensation Plan and eight sales or transfers of Company stock. These delays were the result of failures in receiving pricing and sales/transfer information from the Company and from the respective reporting persons in a timely manner. The Company believes that it has rectified the problems causing these delays by distributing informative documentation regarding filing requirements of Section 16(a) reports to each of the reporting persons.
Compensation Committee Interlocks and Insider Participation
The Compensation Committee members in 2005 were Messrs. Sparkman (Chairman), Henderson and Chahil, none of whom was an officer or employee of the Company or any of its subsidiaries during the last completed fiscal year or formerly an officer of the Company or any of its subsidiaries. During 2005, none of these directors had any business or financial relationships with the Company requiring disclosure in this Proxy Statement.
Compensation Committee Report on Executive Compensation
The Compensation Committee of the Board of Directors met four times in 2005. The members of the Committee were Mr. Sparkman (Chairman of the Committee), Mr. Chahil and Mr. Henderson. The Committee recommends compensation arrangements for the Company’s directors and executive officers and administers its various stock incentive plans.
The Compensation Committee will review the compensation policies of the Company throughout the coming year, particularly in light of the requirements surrounding expensing equity-based components of executive compensation packages. All compensation actions taken during 2005 were consistent with principles previously established by the Board of Directors. These principles include building a strong relationship between stockholder return and executive and Director compensation, providing incentives to achieve both near and long-term goals, and providing an overall level of remuneration that is fair and reflective of performance. The chief executive officer and other executive officers are not present at the meetings unless requested by the Committee. Further, consistent with past practice, the Board has decided that management of the Company should make decisions with respect to the compensation of all employees, other than the chief executive officer and other executive officers of the Company.
Compensation Philosophy and Program. In administering executive officer compensation, the Compensation Committee’s objective is to establish a total pay program for the Company that appropriately balances compensation costs with salaries and incentives sufficient to retain and motivate key executives. The chief executive officer presents proposals and recommendations on executive officer compensation to the Committee for its review and evaluation. During its discussions regarding the Company’s executive compensation programs, the Compensation Committee concluded that executive and director compensation matters are experiencing broad and far-reaching reforms that will impact how companies’ leaders will be compensated for years to come. As such, for 2006, the Committee has decided to hold off on making changes to the compensation programs for the Company’s executive officers until they have been able to obtain, review and act upon data and advice from an independent compensation consultant. As such the Committee has commissioned an independent compensation consultant to provide the Committee with a report prior to the end of June 2006 regarding current practices in executive compensation, particularly tailored to the Company taking into consideration internal information and criteria from other independent sources to establish a comprehensive compensation program that will be reflective of current practices and directions as well as overall and individual executive officer compensation history, and the Company’s recent and planned performance. Until a new compensation program is established, which it expects to do shortly after receiving the consultant’s report and advice, except for increases in the base salary of two of the named executives as explained elsewhere in this report, the stay bonus for Mr. Arling, and the approval of a new stock incentive program, the Committee has decided to (i) hold executive officer base salaries at their current level, (ii) not award annual bonuses to the executive officers for 2005 performance, and (iii) not grant any equity based compensation to any of the executive officers.
Base Salary. Base salaries have historically been determined from an assessment of various factors including position, tenure, experience, salary history and individual performance. This assessment has generally been subjective, not subject to weightings or formulas and only considers external data to the extent available and believed by the Compensation Committee to be helpful. Individual base salary increases has historically reflected what the Compensation Committee believed to be fair and appropriate after considering the subjective factors, an assessment of the Company’s current and projected labor costs and the data it receives from independent sources. In keeping with its stated plan to reassess the Company’s overall executive compensation program, the Committee decided that each of Messrs. Arling, Lilleness and Bennett, each of whom has an employment agreement with the Company and is paid in accordance with the provisions of such employment agreements, would not receive an increase in their per annum base salaries until the Committee has reviewed and acted upon the advice of its independent compensation consultant with respect to establishing a new executive compensation program reflective of current trends and practices. The Committee did however decide to increase the base salaries of the other two Named Executive Officers for 2006 of between 10% and 29%. This decision was made after considering the efforts made by each of them during 2005 and concluding that such increases were necessary to retain such officers and that such increases were within market constrains.

Annual Bonus Incentives. The Committee has always believed that incentives help motivate the attainment of annual objectives, including the Company’s performance relative to that year’s plan and the individual performance of each executive officer. Based in part on data provided by the Company that was obtained from internal and independent sources, the Compensation Committee established a method for determining bonuses for the Company’s executive officers, including the chief executive officer, utilizing a combination of financial and strategic goals. These goals contain both objective and subjective components and, based upon the level at which those goals are achieved, each executive officer will be paid a bonus equal to a percentage of the executive’s base salary. For the chief executive officer, the percentage ranges between 30% and 120% of his base salary as of year-end. For each other executive officer, the percentage ranges between 20% and 100% of the executive’s base salary as of year-end. In certain circumstances, an additional bonus may be awarded if the Compensation Committee determines that an executive officer’s individual performance warrants such award. Based on the financial performance of the Company during 2005, neither Mr. Arling nor the other Named Executive Officers received bonuses for 2005, nor did any of them receive a discretionary bonus for 2005. However, as a part of the October 2005 amendment to his employment agreement, Mr. Arling was provided a $200,000 stay bonus to be paid in December 2007 or such other date as specified in the amendment to his employment agreement. The Compensation Committee has established the criteria for 2006 bonuses consistent with its past practices, however, it has concluded that such bonus program for the executive officers could change if warranted by the report and advice received from the independent compensation consultant.
Common Stock Incentives. In addition to its 401K and Profit Sharing Plan, the Company has provided various stock incentive plans, pursuant to which it may grant options to purchase Company Common Stock, stock appreciation rights and phantom stock awards to executive officers and employees of the Company and its subsidiaries with a view toward providing the executive officers and employees a stake in the Company’s future and compensation directly aligned with the creation of stockholder value. The Compensation Committee has also issued stock options to attract new executive officers to the Company. The Compensation Committee has generally established the terms and conditions of such grants in a manner consistent with previous grants. Individual awards have been based on subjective assessments of individual performance, contribution and potential. In addition, the Compensation Committee has retained the discretion to make individual grants that it has deemed appropriate under the circumstances, including to any or all of the Named Executive Officers. In keeping with this past practice, the Committee has determined it appropriate to establish a new stock incentive plan, which, when approved by the Company’s stockholders, will be available for grants of options to purchase Company Common Stock, stock appreciation rights and phantom stock awards to executive officers and employees of the Company and its subsidiaries. The Committee has, however, determined to hold off making any grants under this new plan (any other existing plan) to the executive officers until it has reviewed the report and advice received from the independent compensation consultant.
Messrs. Arling and Lilleness are the trustees of the Company’s 401K and Profit Sharing Plan. No changes in the plan were made during 2005.
Perquisites. The Company offers very few perquisites or special benefits to executive officers. In general, the Compensation Committee believes that the benefits offered are less than those offered at typical companies of similar size and are not material when considering total compensation.
Deductibility. The Compensation Committee does not believe that the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), will limit the deductibility of compensation expected to be paid by the Company during 2006. Section 162(m) generally limits the deductibility for federal tax purposes of certain types of executive compensation in excess of $1.0 million dollars per year. The Compensation Committee will continue, however, to evaluate the impact of Section 162(m) of the Code and any such other provisions and take any action deemed appropriate to maximize the deductibility for federal tax purposes of all elements of compensation. The Company, however, may from time to time pay or award compensation to its executive officers that may not be deductible. Further, because of the ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the efforts of the Company in this area, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.
It is the view of the Compensation Committee that the compensation programs of the Company are well structured to encourage the attainment of objectives, offer opportunities for a total level of compensation that is consistent with other companies of similar size, and foster a stockholder perspective in management. The Compensation Committee believes that the overall levels of compensation provided by these programs are fair and appropriate for the year just ended and that they serve stockholders’ long-term interests.

Compensation Committee of the Board of Directors J.C. Sparkman — Chairman Satjiv S. Chahil Bruce A. Henderson

Performance Chart
The following line graph compares the cumulative total stockholder return with respect to Company Common Stock versus the cumulative total return of the Company’s Peer Group Index (the “Peer Group Index”) and the Nasdaq Composite Index (the “Nasdaq Composite Index”) for the five (5) year period ended December 31, 2005. The graph and table assume that $100 was invested on December 31, 2000 in each of Company Common Stock, the Peer Group Index and the Nasdaq Composite Index and that all dividends were reinvested (although no dividends were declared on Company Common Stock during the period). The graph depicts year-end values based on actual market value increases and decreases relative to the initial investment of $100, based on information provided for each calendar year by the Nasdaq Stock Market and the New York Stock Exchange.
The Company believes that the information provided in this performance chart has only limited relevance to an understanding of the Company’s compensation policies during the indicated periods and does not reflect all matters appropriately considered by the Company in developing its compensation strategy. This information shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, and is not necessarily indicative of future price performance.
Comparison of Stockholder Returns Among Universal Electronics Inc.,
the Peer Group Index(1) and the NASDAQ Composite Index

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Universal Electronics Inc.	$100	$111	$63	$83	$114	$112
Peer Group Index	$100	$88	$114	$212	$315	$270
NASDAQ Composite Index	$100	$79	$54	$81	$88	$89

(1)	Companies in the Peer Group Index are as follows: Harman International Industries, Inc.; Koss Corporation; and Interlink Electronics.

Recoton Corporation, which was included in the Peer Group Index in prior years, was not included in the Peer Group Index for the disclosure above. On April 8, 2003, Recoton Corporation and its wholly-owned subsidiaries filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code. The terms of the Bankruptcy required Recoton to sell its remaining businesses and all related assets.

AMX Corporation, which was included in the Peer Group Index in prior years, was not included in the Peer Group Index for the disclosure above. On February 15, 2005, AMX Corporation (“AMX”), Thrall Omni Company, Inc. (“Parent”), and Amherst Acquisition Co. (“Subcorp”) entered into an Agreement and Plan of Merger that allowed, among other things, Subcorp to purchase all of the outstanding shares of AMX’s common stock. Following the completion of the purchase of AMX’s common stock, Subcorp was merged with and into AMX, with AMX surviving as a wholly-owned subsidiary of Parent.

Boston Acoustics Inc., which was included in the Peer Group Index in prior years, was not included in the Peer Group Index for the disclosure above. On June 8, 2005, Boston Acoustics, Inc. (“BA”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), with D&M Holdings U.S. Inc. (the “Buyer”) and Allegro Acquisition Corp., a wholly-owned subsidiary of the Buyer (the “Merger Sub”). The Merger Agreement provided that the Merger Sub be merged with and into BA. As a result of the merger, BA became a wholly-owned subsidiary of the Buyer.
PROPOSAL TWO: APPOINTMENT OF AUDITORS
The Board of Directors, acting on the recommendation of its Audit Committee, has appointed Grant Thornton LLP, a firm of independent registered public accountants, as auditors, to examine and report to the Board and to the Company’s stockholders on the consolidated financial statements of the Company and its subsidiaries for 2006. The Board of Directors is requesting stockholder ratification of such appointment. Representatives of Grant Thornton LLP will be present at the Annual Meeting, will be given an opportunity to make a statement, and will respond to appropriate questions.
Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for 2006. Stockholder ratification of the appointment requires an affirmative vote of the holders of a majority of shares of Company Common Stock present in person or represented by proxy at the Annual Meeting. While stockholder ratification is not required, and thus the stockholder vote is not binding, the Board of Directors may reconsider its selection if the stockholders fail to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for 2006.
THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF SUCH APPOINTMENT.
PROPOSAL THREE: APPROVAL OF THE UNIVERSAL ELECTRONICS INC. 2006 STOCK
INCENTIVE PLAN
Background
As of March 31, 2006, options to acquire, in the aggregate, 3,150,550 available shares of Company Common Stock have been granted and are outstanding under the Company’s existing stock incentive plans, leaving, in the aggregate, 147,747 shares available for future grants under the various plans. As a result, the Board of Directors, believing that the remaining number of shares available for future grants under the various plans would be insufficient to attract and retain key directors, officers and employees, authorized the adoption of a new Universal Electronics Inc. 2006 Stock Incentive Plan (the “2006 Plan”) to make an additional 1,000,000 shares of Company Common Stock (approximately 7.28% of the outstanding shares of Company Common Stock as of April 14, 2006, the Annual Meeting Record Date) available for grants to the Company’s directors, officers and employees. All three outside directors serving after the Annual Meeting, 17 officers and approximately 312 employees will be eligible to participate in the 2006 Plan.
The stockholders are being asked at the Annual Meeting to vote on a proposal to approve the adoption of the 2006 Plan. The 2006 Plan was adopted by the Compensation Committee of the Board of Directors on March 3, 2006 and will be approved by the full Board of Directors on April 27, 2006.

New Plan Benefits
The Board of Directors believes that substantial benefits will accrue to the Company from the granting of stock awards under the 2006 Plan to its directors, officers and employees. Stock awards encourage such persons to acquire a proprietary interest in the Company through stock ownership and thereby afford them a greater incentive to enhance the value of the Company Common Stock through their own efforts in improving the Company’s business. The granting of awards under the 2006 Plan also will assist in obtaining and attracting competent personnel who will contribute to the Company’s success by their ability, ingenuity and industry will provide incentive to the participating personnel which will inure to the benefit of all stockholders of the Company. For these reasons, the Board adopted the 2006 Plan. Accordingly, the Board of Directors and management believes that ratification of the adoption of the 2006 Plan is in the best interests of the Company and recommends that stockholders vote in favor of the proposal. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the ratification and approval of the 2006 Plan. No awards will be granted under the 2006 Plan prior to stockholder ratification of the 2006 Plan. Thereafter, Awards under the 2006 Plan will be granted at the discretion of the Committee and will depend on a number of factors, including the fair market value of the Company Common Stock on future dates and actual performance against performance goals. Consequently it is not possible to determine the benefits that might be received by participants under the 2006 Plan in 2006 or the benefits that would have been received in 2005, if the 2006 Plan had been in effect in that year.
The following is a summary of the material features of the 2006 Plan, which is qualified in its entirety by reference to the copy of the 2006 Plan attached hereto as Appendix C.
General
The 2006 Plan provides for the issuance of stock options, stock appreciation rights, performance stock units, restricted stock units or any combination thereof (each an “Award”). Stock options may be granted to Eligible Participants (as such term is defined in the 2006 Plan). Certain of the Eligible Participants may be granted “incentive stock options” within the meaning of Section 422A of the Code and non-qualified (for federal income tax purposes) stock options.
Stock appreciation rights, which may be granted to Eligible Participants, give the grantee of a stock option the right to elect an alternative payment equal to the appreciation of the stock value instead of exercising a stock option. Payment of the stock appreciation right may be made in cash, shares of Company Common Stock or a combination thereof.
Performance stock units and restricted stock units may be granted to certain of the Eligible Participants, each unit represents the right to receive one share of Company Common Stock. In the case of performance stock units, Company Common Stock would be received upon the attainment of certain Company performance objectives. Such performance objectives would be set by the Compensation Committee (the “Committee”). In the case of restricted stock units, Company Common Stock would be received upon completion of a restriction period, the duration of which would be determined by the Committee.
In all cases, Awards are subject to the terms and provisions of the 2006 Plan described below. The maximum number of shares of Company Common Stock reserved and available for issuance under the 2006 Plan is 1,000,000 shares, which constitutes approximately 7.28% of the outstanding shares of Company Common Stock as of April 14, 2006, the Annual Meeting Record Date.
Duration and Administration of the 2006 Plan
The 2006 Plan will terminate on June 13, 2016, unless sooner terminated by resolution of the Board of Directors (the “2006 Plan Termination Date”). Initially, the 2006 Plan will be administered by the Committee. The Committee must be composed solely of two or more directors who are non-employee Directors. The current members of the Committee are Mr. Sparkman (Chairman of the Committee), Mr. Chahil and Mr. Henderson (see “THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD”). Subject to the terms and conditions of the 2006 Plan, the Committee has full and final authority in its absolute discretion to, without limitation: (i) determine the terms and conditions of the Awards; (ii) construe and interpret the 2006 Plan and any agreement or instrument entered into thereunder; (iii) adopt, amend, or rescind rules and regulations that may be advisable in the administration of the 2006 Plan; (iv) establish, amend or waive the rules and regulations and the instruments evidencing Awards granted under the 2006 Plan; and (v) make all other determinations deemed necessary or advisable for the administration of the 2006 Plan. Any decision made or action taken by the Committee in connection with the administration, interpretation and implementation of the 2006 Plan and of its rules and regulations will be, to the extent permitted by law, conclusive and binding upon all Eligible Participants and upon any person claiming under or through any of them. Neither the Committee nor any of its members is liable for any action taken by the Committee pursuant to the 2006 Plan. No member of the Committee is liable for the act of any other member.
Securities Subject to the 2006 Plan
Not more than 1,000,000 shares of Company Common Stock may be issued pursuant to the 2006 Plan in the aggregate, except that in the event of stock splits, stock dividends, combinations, exchanges of shares or similar capital adjustments, the Committee must make an appropriate adjustment in the stock subject to the 2006 Plan. If any Award expires without having been fully exercised, the shares with respect to which such Award has not been exercised will be available for further Awards but in no event beyond the 2006 Plan Termination Date.
Grant and Method of Exercise of Awards
Subject to certain conditions, the duration of each Award granted under the 2006 Plan will be determined by the Committee, provided that no Award shall be granted after the 2006 Plan Termination Date, and no Award shall be exercisable or vest, as applicable, later than the tenth anniversary of the date the Award was granted.
Each stock option granted under the 2006 Plan will have an exercise price of no less than the fair market value at the date of grant which will be determined by averaging the highest and lowest sales prices for the Company Common Stock on The Nasdaq Stock Market on the date of the grant. A stock option granted under the 2006 Plan will become exercisable in equal increments of twenty-five percent (25%) of the shares of Company Common Stock which are covered by the stock option on each of the first four anniversary dates of the grant.
Shares of the Company Common Stock shall be deliverable upon the vesting of performance stock unit Awards or restricted stock units Awards for no consideration other than services rendered or, in the Committee’s sole discretion, the minimum amount of consideration other than services required to be received by the Company in order to assure compliance with applicable state law, which amount shall not, in any case, exceed 10% of the fair market value of such shares of Company Common Stock on that date of issuance.
Awards may be exercised by the giving of written notice to the Company of the exercise of the Award accompanied by full payment of the exercise price (if applicable) in cash or, in the Committee’s discretion, its equivalent. The Committee also may allow cashless exercises.
Exercise of Stock Options upon Termination of Employment
Termination due to Death or Disability. If an Eligible Employee’s employment with the Company and all subsidiaries ceases because of death or disability, the option may be exercised by the Eligible Employee (or, in the event of death, such person’s estate or personal representative) until the earlier of either (i) the first anniversary of such termination of employment or (ii) the expiration of the option, but only to the extent the option was exercisable at the date of such termination of employment.
Termination without cause or due to Constructive Termination. If an Eligible Employee’s employment with the Company and all subsidiaries is terminated by the Company without “cause” or in the event of “Constructive Termination” (including a “Change In Control”) (as all such terms are defined in the 2006 Plan) the options become immediately and fully vested without further action by any party and may be exercised by the Eligible Employee (or, in the event of death, such person’s estate or personal representative) until the expiration of the option.
Termination for any other reason. If an Eligible Employee’s employment with the Company and all subsidiaries ceases for any reason other than death, disability, without cause or Constructive Termination, the option may be exercised by the Eligible Employee (or, in the event of death, such person’s estate or personal representative) until the earlier of either (i) the 90th day following such termination of employment or (ii) the expiration of the option, but only to the extent the option was exercisable at the date of such termination of employment.
Subject to certain limitations set forth in the 2006 Plan, the Committee may waive any restrictions or conditions set forth in an option agreement concerning an Eligible Employee’s right to exercise any stock option and/or the time and method of exercise.
Cancellation of Restricted Stock Units Awards or Performance Stock Units Awards
If an Eligible Employee’s employment with the Company and all subsidiaries terminates for any reason, the unvested portion of any restricted stock unit. Award or performance stock unit Award will be canceled and the Eligible Employee shall not be entitled to receive any consideration in respect of such cancellation; provided, however, that the Committee, subject to certain limitations set forth in the 2006 Plan, may waive any restrictions or conditions relating to the vesting of restricted stock unit Awards and performance stock unit Awards.
Income Tax Treatment
The Company has been advised that under current law certain of the income tax consequences under the laws of the United States to the Eligible Participants and the Company of Awards granted under the 2006 Plan generally should be as set forth in the following summary. This summary only addresses income tax consequences for Eligible Participants and the Company.
An Eligible Participant who is granted an incentive stock option which qualifies under Section 422 of the Code will not recognize income at the time of grant or exercise of such Award. No federal income tax deduction will be allowable to the Company upon the grant or exercise of such Award. Upon the exercise of an incentive option, however, special alternative minimum tax rules apply for the Eligible Participant. When the Eligible Participant sells such shares more than one year after the date of exercise of the Award and more than two years after the date of grant of the incentive option, the participant will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sales price of such shares and the option exercise price. If the Eligible Participant does not hold such shares for this period, when the participant sells such shares, the participant will recognize ordinary compensation income and possibly capital gain or loss in such amounts as are prescribed by the Code and the regulations thereunder. Subject to applicable provisions of the Code and regulations, the Company generally will be entitled to a federal income tax deduction in the amount of such ordinary compensation income.
An Eligible Participant to whom a non-qualified option (an option which is not an incentive stock option) is granted will not recognize income at the time of grant of such option. When the Eligible Participant exercises such non-qualified option, such person will recognize ordinary compensation income equal to the difference, if any, between the option exercise price and the fair market value, as of the date of the option exercise, of the shares such person receives. The tax basis of such shares to such person will be equal to the option price paid and the holding period for such shares will commence on the day on which such person recognized taxable income with respect to such shares. Subject to applicable provisions of the Code and regulations, the Company generally will be entitled to a federal income tax deduction with respect to non-qualified options in the amount of such ordinary compensation income recognized by the Eligible Participant.
An Eligible Participant to whom a restricted stock unit Award or a performance stock units Award is granted will not recognize income at the time of grant of such Award. When such Eligible Participant receives the Company Common Stock, the Eligible Participant will recognize ordinary compensation income equal to the fair market value of any shares of Company Common Stock received. Subject to applicable provisions of the Code and regulations thereunder, the Company generally will be entitled to a federal income tax deduction in respect of the Award of Company Common Stock in an amount equal to the ordinary compensation income recognized by the Eligible Participant.
The discussion set forth above does not purport to be a complete analysis of all potential tax consequences relevant to recipients of Awards or to describe tax consequences based on particular circumstances. It is based on United States federal income tax law and interpretational authorities as of the date of this Proxy Statement, which are subject to change at any time. This discussion does not address state or local income tax consequences or income tax consequences for taxpayers who are not subject to taxation in the United States.

The following summarizes the Company’s equity compensation plans at December 31, 2005.
Equity Compensation Plan Information

(c)
Number of
securities
	(a)		remaining available
	Number of		for future issuance
	Securities to be	(b)	under equity
	issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding
	outstanding	outstanding	securities
	options, warrants	options, warrants	reflected in column
Plan Category	and rights	and rights	(a))
Equity compensation plans approved by security holders	1,708,326	$13.76	99,750
Equity compensation plans not approved by security holders	1,442,224	$13.63	47,997

Total	3,150,550	$13.70	147,747

Vote Required
The action of the Board of Directors in adopting the 2006 Plan requires ratification by an affirmative vote of the holders of a majority of shares of Company Common Stock present in person or represented by proxy at the Annual Meeting.
THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION AND APPROVAL OF THE UNIVERSAL ELECTRONICS INC. 2006 STOCK INCENTIVE PLAN
Stockholder Proposals for 2006 Annual Meeting
If a stockholder desires to have a proposal included in the Company’s proxy statement and form of proxy for the 2007 Annual Meeting of Stockholders, the proposal must conform to the requirements of Exchange Act Rule 14a-8 and other applicable proxy rules and interpretations of the Commission concerning the submission and content of proposals, must be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of the Company, Universal Electronics Inc., 6101 Gateway Drive, Cypress, California 90630 and must be received no later than the close of business on December 29, 2006. Any such notice shall set forth: (a) the name and address of the stockholder and the text of the proposal to be introduced; (b) the number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the date of such notice; and (c) a representation that the stockholder intends to appear in person or by proxy at the meeting to introduce the proposal specified in the notice. In order for a stockholder’s proposal outside the processes of Rule 14a-8 to be considered timely within the meaning of Exchange Act Rule 14a-4(c)(1), the proposal must be received by the Company at the same address no later than March 14, 2007.
Proxy holders will use their discretion in voting proxies with respect to any stockholder proposal properly presented from the floor and not included in the Proxy Statement for the 2007 Annual Meeting, unless the Company had notice of the proposal and received specific voting instructions with respect thereto by March 14, 2007.
Procedures for stockholder nominations are discussed above under the caption “Corporate Governance – Stockholder Nominations for Director.”

Solicitation of Proxies
Proxies will be solicited by mail, telephone, or other means of communication. Solicitation also may be made by directors, officers and other employees of the Company not specifically employed for this purpose. The Company will reimburse brokerage firms, custodians, nominees and fiduciaries in accordance with the rules of the National Association of Securities Dealers, Inc., for reasonable expenses incurred by them in forwarding materials to the beneficial owners of shares. The entire cost of solicitation will be borne by the Company.
Form 10-K Annual Report
Any stockholder may obtain a copy of the Company’s 2005 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, with or without exhibits, by addressing a request to Investor Relations, Universal Electronics Inc., 6101 Gateway Drive, Cypress, California 90630. A charge equal to the reproduction cost will be made if exhibits are requested.
By Order of the Board of Directors
Richard A. Firehammer, Jr.
Senior Vice President, General Counsel and
Secretary
April 26, 2006

Appendix A
UNIVERSAL ELECTRONICS INC.
BY-LAWS, ARTICLE IV
STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES
Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, one hundred twenty (120) days in advance of the date of the Proxy Statement released to stockholders in connection with the previous year’s annual meeting of stockholders, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, a reasonable time in advance of the meeting. For purposes of this Section, a “reasonable time in advance of the meeting” is at least fifteen (15) days before the date that the Proxy Statement in connection with such meeting is to be mailed to the stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person and persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or at the meeting to nominate the by proxy person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a Proxy Statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer at the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Appendix B
AUDIT COMMITTEE REPORT
The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors and while management has the primary responsibility for the financial statements and the reporting process, the Company’s independent registered public accountants are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles, in all material respects.
In this context, the Audit Committee has reviewed and discussed with management and the independent registered public accountants the Company’s audited financial statements for the year ended December 31, 2005. The Audit Committee has discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90. In addition, the Audit Committee has received from the independent registered public accountants the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed with them their independence from the Company and its management. Finally, the Audit Committee has considered whether the independent registered public accountants’ provision of non-audit services to the Company is compatible with the registered public accountants’ independence.
Relying on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the financial statements of the Company for the year ended December 31, 2005 as presented to the Audit Committee be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 to be filed with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated there under.

Audit Committee of the Board of Directors

Bruce A. Henderson — Chairman
William C. Mulligan
J.C. Sparkman

Appendix C
UNIVERSAL ELECTRONICS INC.
2006 STOCK INCENTIVE PLAN
EFFECTIVE JUNE 13, 2006

UNIVERSAL ELECTRONICS INC.
2006 STOCK INCENTIVE PLAN
SECTION 1. GENERAL PURPOSE OF PLAN; DEFINITIONS.
The name of this Plan is the Universal Electronics Inc. 2006 Stock Incentive Plan (the “Plan”). The purpose of this Plan is to enable the Corporation (as hereinafter defined) and its Subsidiaries (as hereinafter defined) to obtain and retain competent personnel who will contribute to the Corporation’s success by their ability, ingenuity and industry and to provide incentives to the participating directors, officers and other employees which are related to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Corporation.
For purposes of this Plan, the following terms shall be defined as set forth below:
(a)	“Award” means any grant under this Plan in the form of Stock Options, Stock Appreciation Rights, Performance Stock Units, Restricted Stock Units or any combination of the foregoing.

(b)	“Board” means the Board of Directors of the Corporation.

(c)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(d)	“Committee” means the Compensation Committee or any other committee that the Board may subsequently appoint to administer this Plan. The Committee shall be composed entirely of directors who meet the qualifications referred to in Section 2 of this Plan.

(e)	“Corporation” means Universal Electronics Inc., a corporation incorporated under the laws of the State of Delaware (or any successor corporation), including, where applicable, any and all of its subsidiaries or related entities.

(f)	“Disability” means an event of illness or other incapacity of Optionee resulting in Optionee’s failure or inability to discharge Optionee’s duties as a director (a “Director”) or employee of the Corporation, any Subsidiary or any Related Entity for ninety (90) or more days during any period of 120 consecutive days.

(g)	“Eligible Employee” means an employee of the Corporation, any Subsidiary or any Related Entity as described in Section 4 of this Plan.

(h)	“Fair Market Value” means, as of any given date, with respect to any Awards granted hereunder, the mean of the high and low trading price of the Stock on such date as reported on The Nasdaq Stock Market or if the Stock is not then traded on The Nasdaq Stock Market, on such other national securities exchange on which the Stock is admitted to trade or, if none, on the National Association of Securities Dealers Automated Quotation System if the Stock is admitted for quotation thereon; provided, however, that if any such system, exchange or quotation system is closed on any day on which Fair Market Value is to be determined, Fair Market Value shall be determined as of the first day immediately proceeding such day on which such system, exchange or quotation system was open for trading; provided, further, that in all other circumstances, “Fair Market Value” means the value determined by the Committee after obtaining an appraisal by one or more independent appraisers meeting the requirements of regulations issued under Section 170(a)(1) of the Code.

(i)	“Incentive Stock Option” means any Stock Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(j)	“Non-Employee Director” shall have the meaning set forth in Rule 16b-3 (“Rule 16b-3”), as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”), or any successor definition adopted by the Securities and Exchange Commission.

(k)	“Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(l)	“Optionee” means a Participant granted a Stock Option pursuant to Section 5 of this Plan which remains outstanding.

(m)	“Participant” means any Director or Eligible Employee selected by the Committee, pursuant to the Committee’s authority in Section 2 of this Plan, to receive Awards.

(n)	“Performance Stock Unit” means the right to receive one share of Stock as set forth in an Award granted pursuant to Section 7 of this Plan.

(o)	“Related Entity” means any corporation, joint venture or other entity, domestic or foreign, other than a Subsidiary, in which the Corporation owns, directly or indirectly, a substantial equity interest.

(p)	“Restricted Stock Unit” means the right to receive one share of Stock as set forth in an Award granted pursuant to Section 7 of this Plan.

(q)	“Retirement” means (i) retirement from active employment under a retirement plan of the Corporation, any Subsidiary or Related Entity or under an employment contract with any of them or (ii) termination of employment at or after age 55 under circumstances which the Committee, in its sole discretion, deems equivalent to retirement.

(r)	“Stock” means the common stock, par value $0.01 per share, of the Corporation.

(s)	“Stock Appreciation Right” means the right pursuant to an Award granted under Section 6 of this Plan, (i) in the case of a Related Stock Appreciation Right (as defined in Section 6 of this Plan), to surrender to the Corporation all or a portion of the related Stock Option and receive an amount equal to the excess of the Fair Market Value of one share of Stock as of the date such Stock Option or portion thereof is surrendered over the option price per share specified in such Stock Option, multiplied by the number of shares of Stock in respect of which such Stock Option is being surrendered and (ii) in the case of a Freestanding Stock Appreciation Right (as defined in Section 6 of this Plan), receive an amount equal to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the price per share specified in such Freestanding Stock Appreciation Right, multiplied by the number of shares of Stock in respect of which such Freestanding Stock Appreciation Right is being exercised.

(t)	“Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5 of this Plan.

(u)	“Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Corporation, if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
SECTION 2. ADMINISTRATION.
This Plan shall be administered by the Committee, composed solely of two or more directors who are Non-Employee Directors, who shall be appointed by the Board and who shall serve at the pleasure of the Board. In the event that a Committee has not been appointed or in the Board’s sole discretion, this Plan shall be administered by the Board which shall have all of the power and authority of the Committee set forth below. The Committee shall have the power and authority in its sole discretion to grant Awards pursuant to the terms and provisions of this Plan.
In particular, the Committee shall have the full authority, not inconsistent with this Plan:
(a)	to select Participants;

(b)	to determine whether and to what extent Awards are to be granted to Participants hereunder;

(c)	to determine the number of shares of Stock to be covered by each such Award granted hereunder, but in no case shall such number be in the aggregate greater than that allowed under this Plan;

(d)	to approve or ratify transactions by Participants involving acquisitions from the Corporation or dispositions to the Corporation of equity securities of the Corporation made pursuant to the terms of this Plan;

(e)	to determine the terms and conditions of any Award granted hereunder (including, without limitation, (i) the restrictive periods applicable to Restricted Stock Unit Awards and (ii) the performance objectives and periods applicable to Performance Stock Unit Awards);

(f)	to waive compliance by a Participant with any obligation to be performed by such Participant under any Award and to waive any term or condition of any such Award (provided, however, that no such waiver shall detrimentally affect the rights of the Participant without such Participant’s consent); and

(g)	to determine the terms and conditions which shall govern all written agreements evidencing the Awards.
The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall, from time to time, deem advisable; to interpret the provisions of this Plan and the terms and conditions of any Award issued, expired, terminated, canceled or surrendered under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan.
All decisions made by the Committee pursuant to the provisions of this Plan and as to the terms and conditions of any Award (and any agreements relating thereto) shall be final and binding on all persons, including the Corporation and any Optionee.
SECTION 3. NUMBER OF SHARES OF STOCK SUBJECT TO PLAN.
One million (1,000,000) shares of Stock are reserved and available for issuance under this Plan. Such shares may consist, in whole or in part, of authorized and unissued shares or issued shares reacquired by the Corporation from time to time, as the Board may determine.
Subject to Section 12 of this Plan and to the extent that (a) a Stock Option expires or is otherwise terminated, canceled or surrendered without being exercised (including, without limitation, in connection with the grant of a replacement option) or (b) any Restricted Stock Unit Award or Performance Stock Unit Award granted hereunder expires or is otherwise terminated or is canceled, the shares of Stock underlying such Stock Option or subject to such Restricted Stock Unit Award or Performance Stock Unit Award shall again be available for issuance in connection with future Awards under this Plan. Upon the exercise of a Related Stock Appreciation Right, the Stock Option, or the part thereof to which such Related Stock Appreciation Right is related, shall be deemed to have been exercised for the purpose of the limitation on the number of shares of Stock in respect of which the Related Stock Appreciation Right was exercised.
In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, spin-off, or other change in corporate structure or capitalization affecting the Stock, the Committee shall make an equitable adjustment or substitution in the number and class of shares reserved for issuance under this Plan, the number and class of shares covered by outstanding Awards and the option price per share of Stock Options or the applicable price per share specified in Stock Appreciation Rights to reflect the effect of such change in corporate structure or capitalization on the Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated; provided further, however, that if by reason of any such change in corporate structure or capitalization a Participant holding a Restricted Stock Unit Award or Performance Stock Unit Award shall be entitled, subject to the terms and conditions of such Award, to additional or different shares of any security, the issuance of such additional or different shares shall thereupon be subject to all of the terms and conditions (including restrictions and performance criteria) which were applicable to such Award prior to such change in corporate structure or capitalization; and, provided, further, however, that unless the Committee in its sole discretion determines otherwise, any issuance by the Corporation of shares of stock of any class or securities convertible into shares of stock of any class shall not affect, and no such adjustment or substitution by reason thereof shall be made with respect to, the number or class of shares reserved for issuance under this Plan, the number or class of shares covered by outstanding Awards or any option price or applicable price.

SECTION 4. ELIGIBILITY.
Directors, officers and other employees of the Corporation, its Subsidiaries and its Related Entities who are responsible for or contribute to the management, growth or profitability of the business of the Corporation, its Subsidiaries or its Related Entities, as determined by the Committee, shall be eligible to be granted Awards; provided however, with respect to an employee of a Related Entity, that such person was an employee of the Corporation, a Subsidiary or, if originally an employee of the Corporation or a Subsidiary, of another Related Entity immediately prior to becoming employed by such Related Entity and accepted employment with such Related Entity at the request of the Corporation or a Subsidiary. The Participants under this Plan shall be selected, from time to time, by the Committee, in its sole discretion, from among those Directors and Eligible Employees.
SECTION 5. STOCK OPTIONS.
(a)	Grant and Exercise. Stock Options may be granted either alone or in addition to other Awards granted under this Plan. Any Stock Option granted under this Plan shall be in such form as the Committee may, from time to time, approve, and the terms and conditions of Stock Option Awards need not be the same with respect to each Optionee. Each Optionee shall enter into a Stock Option agreement (“Stock Option Agreement”) with the Corporation, in such form as the Committee shall determine, which agreement shall set forth, among other things, the exercise price of the Stock Option, the term of the Stock Option and conditions regarding exercisability of the Stock Option granted thereunder.
(i)	Nature of Options. The Committee shall have the authority to grant any Participant either Incentive Stock Options, Nonqualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights), except that the Committee shall not grant any Incentive Stock Options to an employee of a Related Entity. Any Stock Option which does not qualify as an Incentive Stock Option, or the terms of which at the time of its grant provide that it shall not be treated as an Incentive Stock Option, shall constitute a Nonqualified Stock Option.

(ii)	Exercisability. Subject to such terms and conditions as shall be determined by the Committee in its sole discretion at or after the time of grant, Stock Options shall be exercisable from time to time (a) to the extent of twenty-five percent (25%) of the number of shares of Stock covered by the Stock Option, on and after the first anniversary and before the second anniversary of the date of grant of the Stock Option, (b) to the extent of fifty percent (50%) of the number of shares of Stock covered by the Stock Option, on and after the second anniversary and before the third anniversary of the date of grant of the Stock Option, (c) to the extent of seventy-five percent (75%) of the number of shares of Stock covered by the Stock Option, on and after the third anniversary and before the fourth anniversary of the date of grant of the Stock Option and (d) to the extent of one hundred percent (100%) of the number of shares of Stock covered by the Stock Option, on and after the fourth anniversary of the date of grant of the Stock Option and before the expiration of the stated term of the Stock Option (or to such lesser extent as the Committee in its sole discretion shall determine at the time of grant or to such greater extent as the Committee in its sole discretion shall determine at or after the time of grant).

(iii)	Method of Exercise. Stock Options may be exercised by giving written notice of exercise delivered in person or by mail as required by the terms of any Stock Option Agreement at the Corporation’s principal executive office, specifying the number of shares of Stock with respect to which the Stock Option is being exercised, accompanied by payment in full of the option price in cash or its equivalent as determined by the Committee in its sole discretion. If requested by the Committee, the Optionee shall deliver to the Corporation the Stock Option Agreement evidencing the Stock Option being exercised for notation thereon of such exercise and return thereafter of such agreement to the Optionee. As determined by the Committee in its sole discretion at or after the time of grant, payment of the option price in full or in part may also be made in the form of shares of unrestricted Stock already owned by the Optionee (based on the Fair Market Value of the Stock on the date the Stock Option is exercised); provided, however, that in the case of an Incentive Stock Option, the right to make payment of the option price in the form of already owned shares of Stock may be authorized only at the time of grant. The Committee also may allow cashless exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with this Plan’s purpose and applicable law. An Optionee shall generally have the rights to dividends or other rights of a stockholder with respect to shares of Stock subject to the Stock Option when the Optionee has given written notice of exercise, has paid in full for such shares of Stock, and, if requested, has made representations described in Section 10(a) of this Plan.
(b)	Terms and Conditions. Stock Options granted under this Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable.
(i)	Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant, but shall be not less than 100% of the Fair Market Value of the Stock on the date of the grant; provided, however, that if any Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Corporation or any Subsidiary when an Incentive Stock Option is granted to such Participant, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be not less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.

(ii)	Option Term. The term of each Stock Option shall be fixed by the Committee at the time of grant, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted; provided, however, that if any Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Corporation or any Subsidiary when an Incentive Stock Option is granted to such Participant, such Stock Option (to the extent required by the Code at time of grant) shall not be exercisable more than five years from the date such Incentive Stock Option is granted.

(iii)	Transferability of Options. Except as otherwise determined by the Committee, no Stock Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution and, during the Optionee’s lifetime, all Stock Options shall be exercisable only by the Optionee, or in the case of Optionee’s legal incompetency, only by Optionee’s guardian or legal representative.

(iv)	Option Exercise After Termination by Reason of Death or Disability. If an Optionee’s directorship or employment with the Corporation, any Subsidiary or any Related Entity terminates by reason of death or Disability, any Stock Option held by such Optionee may thereafter be exercised for a period of one year (or such shorter or longer period as the Committee in its sole discretion shall specify at or such longer period as the Committee in its sole discretion shall specify after the time of grant) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter, to the extent to which the Optionee would on the date of termination have been entitled to exercise the Stock Option (or to such greater or lesser extent as the Committee in its sole discretion shall determine at the time of grant or to such greater extent as the Committee in its sole discretion shall specify after the time of grant). In the event of a termination of directorship or employment by reason of death or Disability, if an Incentive Stock Option is exercised after the expiration of the exercise period that applies for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(v)	Option Exercise After Termination Without Cause or Constructive Termination. If an Optionee’s directorship or employment with the Corporation, any Subsidiary, or any Related Entity is terminated, by the Corporation or such Subsidiary or such Related Entity, without “Cause” (as such term is defined in the Stock Option Agreement) or in the event of “Constructive Termination” (as such term is defined in the Stock Option Agreement), the Committee, in its sole discretion, may permit the Optionee to exercise any Stock Option held by such Optionee, to the extent not theretofore exercised, in whole or in part with respect to all remaining shares covered by the Stock Option at any time prior to the expiration of the Stock Option (or such shorter period as the Committee in its sole discretion shall specify at the time of grant), or to such greater or lesser extent as the Committee in it sole discretion shall determine at the time of grant or to such greater extent as the Committee in its sole discretion shall specify after the time of grant. An Optionee’s acceptance of a directorship or employment, at the request of the

Corporation or a Subsidiary, with a Related Entity (or acceptance of a directorship or employment, at the request of the Corporation or a Subsidiary, with any other Related Entity), shall not be deemed a termination of directorship or employment hereunder and any Stock Option held by Optionee may be exercised thereafter to the extent that the Optionee would on the date of exercise have been entitled to exercise such Stock Option if such Optionee had continued to be a director or an employee of the Corporation or such Subsidiary (or such initial Related Entity), provided that the Optionee has been a director or an employee of the Related Entity to which such Optionee has moved from the date of acceptance of such directorship or employment therewith until the date of exercise. In the event of termination of the directorship or employment by the Corporation, any Subsidiary or any Related Entity without Cause or in the event of Constructive Termination of the Optionee’s directorship or employment or the acceptance of the directorship or employment with a Related Entity, if an Incentive Stock Option is exercised after the expiration of the exercise period that applies for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(vi)	Option Exercise After Termination To Resignation. If an Optionee’s directorship or employment with the Corporation, any Subsidiary, or any Related Entity terminates as a result of Optionee’s voluntary resignation, other than a voluntary resignation due to a Constructive Termination (as defined in the Stock Option Agreement), the Committee, in its sole discretion, may permit the Optionee to exercise any Stock Option held by such Optionee to the extent such Option was exercisable on the date of such termination (or to such greater or lesser extent as the Committee in its sole discretion shall determine at or after the time of grant) for a period of time equal to the shorter of (i) ninety (90) days from the date of such termination (or such shorter period as the Committee in its sole discretion shall specify at or after the time of grant) or (ii) the expiration of the stated term of such Stock Option.

(vii)	Other Termination. Except as otherwise provided in this Section 5 of this Plan, or as determined by the Committee in its sole discretion, if an Optionee’s directorship or employment with the Corporation, any Subsidiary or any Related Entity terminates, all Stock Options held by the Optionee will terminate immediately without the necessity of any further action by the Corporation, the Committee or the Optionee.

(viii)	Annual Limit on Incentive Stock Options. To the extent required for incentive stock option treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the date of Incentive Stock Option is granted) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and all other option plans of the Corporation or any Subsidiary become exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000; provided, however, that if the aggregate Fair Market Value (so determined) of the shares of Stock covered by such options exceeds $100,000 during any year in which they become exercisable, such options with a Fair Market Value in excess of $100,000 will be Nonqualified Stock Options.
SECTION 6. STOCK APPRECIATION RIGHTS.
(a)	Grant and Exercise. Stock Appreciation Rights may be granted either in conjunction with all or part of any Stock Option granted under this Plan (“Related Stock Appreciation Rights”) or alone (“Freestanding Stock Appreciation Rights”) and, in either case, in addition to other Awards granted under this Plan. Participants shall enter into a Stock Appreciation Rights Agreement with the Corporation if requested by the Committee, in such form as the Committee shall determine.
(i)	Time of Grant. Related Stock Appreciation Rights related to a Nonqualified Stock Option may be granted either at or after the time of the grant of such Nonqualified Stock Option. Related Stock Appreciation Rights related to such an Incentive Stock Option may be granted only at the time of the grant of such Incentive Stock Option. Freestanding Stock Appreciation Rights may be granted at any time.

(ii)	Exercisability. Related Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5(a)(ii) of this Plan and Freestanding Stock Appreciation Rights shall be exercisable, subject to such terms and conditions as shall be determined by the Committee in its sole discretion at or after the time of grant, from time to time, to the extent that Stock Options are exercisable in accordance with the provisions of Section 5(a)(ii) of this Plan. A Related Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the Fair Market Value of the Stock subject to the Incentive Stock Option exceeds the option price of such Stock Option.

(iii)	Method of Exercise. Stock Appreciation Rights shall be exercised by a Participant by giving written notice of exercise delivered in person or by mail as required by the terms of any agreement evidencing the Stock Appreciation Right at the Corporation’s principal executive office, specifying the number of shares of Stock in respect of which the Stock Appreciation Right is being exercised. If requested by the Committee, the Participant shall deliver to the Corporation the agreement evidencing the Stock Appreciation Right being exercised and, in the case of a Related Stock Appreciation Right, the Stock Option Agreement evidencing any related Stock Option, for notation thereon of such exercise and return thereafter of such agreements to the Participant.

(iv)	Amount Payable. Upon the exercise of a Related Stock Appreciation Right, an Optionee shall be entitled to receive an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock on the date of exercise over the option price per share specified in the related Stock Option, multiplied by the number of shares of Stock in respect of which the Related Stock Appreciation Rights shall have been exercised, with the Committee having in its sole discretion the right to determine the form of payment. Upon the exercise of a Freestanding Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock on the date of exercise over the price per share specified in the Freestanding Stock Appreciation Right, which shall be not less than 100% of the Fair Market Value of the Stock on the date of Grant, multiplied by the number of shares of Stock in respect of which the Freestanding Stock Appreciation Rights shall have been exercised, with the Committee having in its sole discretion the right to determine the form of payment.
(b)	Terms and Conditions. Stock Appreciation Rights under this Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the terms of this Plan, as the Committee shall deem desirable.
(i)	Terms of Stock Appreciation Rights. The term of a Related Stock Appreciation Right shall be the same as the term of the related Stock Option. A Related Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the exercise, termination, cancellation or surrender of the related Stock Option, except that, unless otherwise provided by the Committee in its sole discretion at or after the time of grant, a Related Stock Appreciation Right granted with respect to less than the full number of shares of Stock covered by a related Stock Option shall terminate and no longer be exercisable if and to the extent that the number of shares of Stock covered by the exercise, termination, cancellation or surrender of the related Stock Option exceeds the number of shares of Stock not covered by the Related Stock Appreciation Right. The term of each Freestanding Stock Appreciation Right shall be fixed by the Committee, but no Freestanding Stock Appreciation Right shall be exercisable more than ten years after the date such right is granted.

(ii)	Transferability of Stock Appreciation Rights. Stock Appreciation Rights shall be transferable only when and to the extent that a Stock Option would be transferable under Section 5(b)(iii) of this Plan.

(iii)	Termination of Directorship or Employment. In the event of the termination of the directorship or employment of an Optionee holding a Related Stock Appreciation Right, such right shall be exercisable to the same extent that the related Stock Option is exercisable after such termination. In the event of the termination of the directorship or employment of the holder of a Freestanding Stock Appreciation Right, such right shall be exercisable to the same extent that a Stock Option with the same terms and conditions as such Freestanding Stock Appreciation Right would have been exercisable in the event of the termination of the directorship or employment of the holder of such Stock Option.

SECTION 7. RESTRICTED STOCK UNITS AND PERFORMANCE STOCK UNITS.
(a)	Grant. Awards of Restricted Stock Units or Performance Stock Units may be granted either alone or in addition to other Awards granted under this Plan. Each Restricted Stock Unit or Performance Stock Unit represents the right to receive, subject to the terms and provisions of this Plan and any agreements evidencing such Awards, one share of Stock. If the Committee in its sole discretion so determines at the time of grant, a Participant to whom a Restricted Stock Unit Award or Performance Stock Unit Award has been granted may be credited with an amount equivalent to all cash dividends (“Dividend Equivalents”) that would have been paid to the holder of such Restricted Stock Unit Award or Performance Stock Unit Award if one share of Stock for every Restricted Stock Unit or Performance Stock Unit awarded had been issued to the holder on the date of grant of such Restricted Stock Unit Award or Performance Stock Unit Award. The Committee shall determine the terms and conditions of each Restricted Stock Unit Award and Performance Stock Unit, including without limitation, the number of Restricted Stock Units or Performance Stock Units to be covered by such Awards, the restricted period applicable to Restricted Stock Unit Awards and the performance objectives applicable to Performance Stock Unit Awards. The Committee in its sole discretion may prescribe terms and conditions applicable to the vesting of such Restricted Stock Unit Awards or Performance Stock Unit Awards in addition to those provided in this Plan. The Committee shall establish such rules and guidelines governing the crediting of Dividend Equivalents, including the timing, form of payment and payment contingencies of Dividend Equivalents, as it may deem desirable. The Committee in its sole discretion may at any time accelerate the time at which the restrictions on all or any part of a Restricted Stock Unit Award lapse or deem the performance objectives with respect to all or any part of a Performance Stock Unit Award to have been attained. Restricted Stock Units Awards and Performance Stock Unit Awards shall not be transferable otherwise than by will or by the laws of descent and distribution. Shares of Stock shall be deliverable upon the vesting of Restricted Stock Unit Awards and Performance Stock Unit Awards for no consideration other than services rendered or, in the Committee’s sole discretion, the minimum amount of consideration other than services (such as the par value of Stock) required to be received by the Corporation in order to assure compliance with applicable state law, which amount shall not exceed 10% of the Fair Market Value of such shares of Stock on the date of issuance. Each such Award shall be evidenced by a Restricted Stock Unit Award agreement (“Restricted Stock Unit Award Agreement”) or Performance Stock Unit Award agreement (“Performance Stock Unit Award Agreement”).

(b)	Terms and Conditions. Unless otherwise determined by the Committee in its sole discretion:
(i)	a breach of any term or condition provided in this Plan, the Restricted Stock Unit Award Agreement or the Performance Stock Unit Award Agreement established by the Committee with respect to such Restricted Stock Unit Award or Performance Stock Unit Award will cause a cancellation of the unvested portion of such Restricted Stock Unit Award or Performance Stock Unit Award (including any Dividend Equivalents credited in respect thereof) and the Participant shall not be entitled to receive any consideration in respect of such cancellation; and

(ii)	termination of such holder’s directorship or employment with the Corporation, any Subsidiary or any Related Entity prior to the lapsing of the applicable restriction period or attainment of applicable performance objectives will cause a cancellation of the unvested portion of such Restricted Stock Unit Award or Performance Stock Unit Award (including any Dividend Equivalents credited in respect thereof) and the Participant shall not be entitled to receive any consideration in respect of such cancellation.
(c)	Completion of Restriction Period and Attainment of Performance Objectives. To the extent that restrictions with respect to any Restricted Stock Unit Award lapse or performance objectives with respect to any Performance Stock Unit Award are attained and provided that other applicable terms and conditions have been satisfied:
(i)	such of the Restricted Stock Units or Performance Stock Units as to which restrictions have lapsed or performance objectives have been attained shall become vested and the Committee shall cause to be issued and delivered to the Participant a stock certificate representing a number of shares of Stock equal to such number of Restricted Stock Units or Performance Stock Units, and, subject to Section 10(a) hereof, free of all restrictions; and

(ii)	any Dividend Equivalents credited in respect of such Restricted Stock Units or Performance Stock Units shall become vested to the extent that such Restricted Stock Units or Performance Stock Units shall have become vested and the Committee shall cause such Dividend Equivalents to be delivered to the Participant.
Any such Restricted Stock Unit Award or Performance Stock Unit Award (including any Dividend Equivalents credited in respect thereof) that shall not have become vested at the end of the applicable restricted period or the period given for the attainment of performance objectives shall expire, terminate and be canceled and the Participant shall not thereafter have any rights with respect to the Restricted Stock Units or Performance Stock Units (or any Dividend Equivalents credited in respect thereto) covered thereby.
SECTION 8. AMENDMENT AND TERMINATION.
The Board may amend, alter, or discontinue this Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent, or which, without the approval of the stockholders of the Corporation (where such approval is necessary to satisfy then applicable requirements of Rule 16b-3 under the Exchange Act, The Nasdaq Stock Market, Inc., any Federal tax law relating to Incentive Stock Options or any applicable state law), would:
(a)	except as provided in Section 3 of this Plan, increase the total number of shares of Stock which may be issued under this Plan;

(b)	except as provided in Section 3 of this Plan, decrease the option price of any Stock Option to less than 100% of the Fair Market Value on the date of the grant of the Option;

(c)	change the class of Directors or Eligible Employees eligible to participate in this Plan; or

(d)	extend (i) the period during which Stock Options may be granted or (ii) the maximum period of any Award under Sections 5(b)(ii) or 6(b)(i) of this Plan.
Except as restricted herein with respect to Incentive Stock Options, the Committee may amend or alter the terms and conditions of any Award theretofore granted, and of any agreement evidencing such Award, prospectively or retroactively, but no such amendment or alteration shall impair the rights of any Optionee under such Award or agreement without such Optionee’s consent.
SECTION 9. UNFUNDED STATUS OF PLAN.
This Plan is intended to constitute an “unfunded” plan. With respect to any payments not yet made and due to a Participant by the Corporation, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Corporation.
SECTION 10. GENERAL PROVISIONS.
(a)	The Committee may require each Optionee purchasing shares of Stock pursuant to a Stock Option to represent to and agree with the Corporation in writing that such Optionee is acquiring the shares of Stock without a view to distribution thereof. All certificates for shares of Stock delivered under this Plan and, to the extent applicable, all evidences of ownership with respect to Dividend Equivalents delivered under this Plan, shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed or quotation system on which the Stock is admitted for trading and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b)	Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan shall not confer upon any director or employee of the Corporation, any Subsidiary or any Related Entity any right to continued directorship or employment with the Corporation, any Subsidiary or any Related Entity as the case may be, nor shall it interfere in any way with the right of the Corporation, any Subsidiary or any Related Entity to terminate the directorship or employment of any of its directors or employees at any time.

(c)	Each Participant shall be deemed to have been granted an Award on the date the Committee took action to grant such Award under this Plan or such later date as the Committee in its sole discretion shall determine at the time such grant is authorized.

(d)	Unless the Committee otherwise determines, each Participant shall, no later than the date as of which the value of an Award first becomes includable in the gross income of the Participant for federal income tax purposes, pay to the Corporation, or make arrangements satisfactory to the Committee regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Corporation under this Plan shall be conditional on such payment or arrangements and the Corporation (and, where applicable, its Subsidiaries and its Related Entities) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. A Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Corporation to withhold from shares of Stock to be issued upon the exercise of a Stock Option or upon the vesting of any Restricted Stock Unit Award or the Performance Stock Unit Award a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due, or (ii) transferring to the Corporation shares of Stock owned by the Participant with an aggregate Fair Market Value that would satisfy the withholding amount due. With respect to any Participant who is a director or an executive officer, the election to satisfy the tax withholding obligations relating to the exercise of a Stock Option or to the vesting of a Restricted Stock Unit Award or Performance Stock Unit Award in the manner permitted by this subsection (d) shall be made during the “window period” as described within the Corporation Insider Trading Policy unless otherwise determined in the sole discretion of the Committee of the Board.

(e)	No member of the Board or the Committee, nor any officer or employee of the Corporation acting on behalf of the Board or the Committee, shall be personally liable for any action, failure to act, determination or interpretation taken or made in good faith with respect to this Plan, and all members of the Board or the Committee and each and any officer or employee of the Corporation acting on their behalf shall, to the extent permitted by law and by the Corporation’s Amended and Restated Certificate of Incorporation, as amended, and its Amended and Restated By-Laws, as amended, be fully indemnified and protected by the Corporation in respect of any such action, failure to act, determination or interpretation.

(f)	This Plan is intended to satisfy the conditions of Rule 16b-3 under the Exchange Act, and all interpretations of this Plan shall, to the extent permitted by law, regulations and rulings, be made in a manner consistent with and so as to satisfy the conditions of Rule 16b-3 under the Exchange Act. The term “executive officer” as used in this Plan means any officer who is subject to the provisions of Section 16(b) of the Exchange Act. Any provisions of this Plan or the application of any provision of this Plan inconsistent with Rule 16b-3 under the Exchange Act shall be inoperative and shall not affect the validity of this Plan.

(g)	In interpreting and applying the provisions of this Plan, any Stock Option granted as an Incentive Stock Option pursuant to this Plan shall, to the extent permitted by law, regulations and rulings be construed as, and any ambiguity shall be resolved in favor of preserving its status as, an “incentive stock option” within the meaning of Section 422 of the Code. Once an Incentive Stock Option has been granted, no action by the Committee that would cause such Stock Option to lose its status under the Code as an “incentive stock option” shall be effective as to such Incentive Stock Option unless taken at the request of or with the consent of the Participant. Notwithstanding any provision to the contrary in this Plan or in any Incentive Stock Option granted pursuant to this Plan, if any change in law or any regulation or ruling of the Internal Revenue Service shall have the effect of disqualifying any Stock Option granted under this Plan which is intended to be an “incentive stock option” within the meaning of Section 422 of the Code, the Stock Option granted shall nevertheless continue to be outstanding as and shall be deemed to be a Nonqualified Stock Option under this Plan.

(h)	Notwithstanding any other provision herein to the contrary, the maximum number of shares with respect to which Awards may be granted to the same Participant under this Plan may not exceed, in the aggregate, 266,666 shares of Stock, except to the extent of adjustments authorized by Section 3 of this Plan.

SECTION 11. EFFECTIVE DATE OF PLAN.
This Plan shall be effective June 13, 2006.
SECTION 12. TERM OF PLAN.
No Award shall be granted under this Plan on or after the tenth anniversary of the effective date of this Plan; provided, however, that the exercisability of Awards granted prior to such tenth anniversary may extend beyond that date.

☐	Mark this box with an X if you have made
changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

The election of Paul D. Arling as a Class I director to serve on the Board of Directors until the next Annual Meeting of Stockholders to be held in 2007 or until the election and qualification of his successor, and the election of Bruce A. Henderson, William C. Mulligan and J.C. Sparkman as Class II directors to serve on the Board of Directors until the Annual Meeting of Stockholders to be held in 2008, or until their respective successors are elected and qualified.

	For	Withhold		For	Withhold
01 — Paul D. Arling	☐	☐	03 — William C. Mulligan	☐	☐
02 — Bruce A. Henderson	☐	☐	04 — J.C. Sparkman	☐	☐

B Issues

The Board of Directors recommends a vote FOR the following proposals.

	For	Against	Abstain
2. Ratification of the appointment of	☐	☐	☐
Grant Thornton LLP, a firm of Independent Registered Public Accountants, as the Company’s auditors for the year ending December 31, 2006.

	For	Against	Abstain
3. Approval of the Universal Electronics Inc. 2006 Stock Incentive Plan.	☐	☐	☐

To consider and act upon such other matters as may properly come before the meeting or any and all postponements or adjournments thereof.

C Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

Proxy — Universal Electronics Inc.

Meeting Details

6101 Gateway Drive, Cypress, California 90630
Notice of Annual Meeting of Stockholders to be held on Tuesday, June 13, 2006

The undersigned hereby appoints Paul D. Arling and Robert P. Lilleness and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated on the reverse side, all the shares of common stock of Universal Electronics Inc. held of record by the undersigned on April 14, 2006 at the Annual Meeting of Stockholders to be held on Tuesday, June 13, 2006 at 4:00 p.m., Pacific Daylight Time or any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATIONS ON THE REVERSE SIDE OF THIS CARD. IN THE ABSENCE OF SUCH INDICATIONS, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES FOR ELECTION AS DIRECTORS AND TO RATIFY THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.